Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-283981 and 333-283981-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 20, 2024)

Petrobras Global Finance B.V.

Unconditionally guaranteed by

Petróleo Brasileiro S.A. — Petrobras

(Brazilian Petroleum Corporation — Petrobras)

U.S.$ 1,000,000,000 5.125% Global Notes due 2030
U.S.$ 1,000,000,000 6.250% Global Notes due 2036

The 5.125% Global Notes due 2030 (the “2030 Notes”) and the 6.250% Global Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, each a “series,” and collectively, the “Notes”), are general, unsecured, unsubordinated obligations of Petrobras Global Finance B.V. (“PGF”), a wholly-owned subsidiary of Petróleo Brasileiro S.A. — Petrobras (“Petrobras”). The Notes will be unconditionally and irrevocably guaranteed by Petrobras. The 2030 Notes will mature on September 10, 2030 and will bear interest at the rate of 5.125% per annum. The 2036 Notes will mature on January 10, 2036 and will bear interest at the rate of 6.250% per annum. Interest on the 2030 Notes is payable on March 10 and September 10 of each year, beginning on March 10, 2026. Interest on the 2036 Notes is payable on January 10 and July 10 of each year, beginning on January 10, 2026.

PGF will pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the Notes. PGF may redeem, in whole or in part, the 2030 Notes at any time or from time to time prior to August 10, 2030 (the date that is one month prior the scheduled maturity of the 2030 Notes) and the 2036 Notes at any time or from time to time prior to October 10, 2035 (the date that is three months prior the scheduled maturity of the 2036 Notes), as applicable, by paying the greater of the principal amount of the Notes to be redeemed and the applicable “make-whole” amount, plus, in each case, accrued and unpaid interest. Beginning August 10, 2030 with respect to the 2030 Notes, and October 10, 2035 with respect to the 2036 Notes, as applicable, PGF may redeem, in whole or in part, the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest. The Notes will also be redeemable in whole without premium prior to maturity at PGF’s option upon the imposition of certain withholding taxes. See “Description of the Notes—Optional Redemption.”

In connection with the offering, the underwriters are not acting for anyone other than the issuer. Neither the underwriters nor any of their affiliates regulated by the Financial Conduct Authority will be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

PGF intends to apply to have the Notes approved for listing on the New York Stock Exchange, or the “NYSE.”

See “Risk Factors” beginning on page S-14 to read about factors you should consider before buying the Notes offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Initial price to the public(1):			Underwriting discount(2):			Proceeds, before expenses, to PGF:
	Per Note	Total		Per Note	Total		Per Note	Total
2030 Notes	99.024%	U.S.$	990,240,000	0.300%	U.S.$	3,000,000	98.724%	U.S.$	987,240,000
2036 Notes	97.784%	U.S.$	977,840,000	0.300%	U.S.$	3,000,000	97.484%	U.S.$	974,840,000

(1)	Plus accrued interest from September 10, 2025, if settlement occurs after such date.

(2)	See “Underwriting” beginning on page S-43 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about September 10, 2025.

Joint Bookrunners

BBVA	Citigroup	Deutsche Bank Securities	Itaú BBA	Santander	UBS Investment Bank

The date of this prospectus supplement is September 3, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes that PGF is offering and certain other matters relating to PGF and Petrobras and Petrobras’s financial condition. The second part, the accompanying prospectus, gives more general information about securities that PGF and Petrobras may offer from time to time. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. PGF and Petrobras have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither PGF nor Petrobras is making an offer to sell the Notes in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

In this prospectus supplement, unless the context otherwise requires or as otherwise indicated, references to “Petrobras” mean Petróleo Brasileiro S.A. – Petrobras and its consolidated subsidiaries taken as a whole, and references to “PGF” mean Petrobras Global Finance B.V., a wholly-owned subsidiary of Petrobras. Terms such as “we,” “us” and “our” generally refer to both Petrobras and PGF, unless the context requires otherwise or as otherwise indicated.

References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.

Prohibition of Sales to EEA Retail Investors: The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the EEA.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities that are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require PGF or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and PGF that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2)  not a “retail investor” (as defined above).

Prohibition of Sales to UK Retail Investors: The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “United Kingdom” or the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the UK.

This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities that are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require PGF or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and PGF that it and any person on whose behalf it acquires Notes is: (1) a "qualified investor" within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a "retail investor" (as defined above).

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement are forward-looking statements that are not based on historical facts and are not assurances of future results. The forward-looking statements contained, or incorporated by reference in this prospectus supplement may be identified by the use of forward-looking words, such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions (which are not the exclusive means of identifying such forward-looking statements).

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

•	Petrobras’s marketing and expansion strategy;

•	Petrobras’s exploration and production activities, including drilling;

•	Petrobras’s activities related to refining, import, export, transportation of oil, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

•	Petrobras’s commitment with respect to ESG practices and low carbon and environmental sustainability;

•	Petrobras’s projected and targeted capital expenditures, commitments and revenues;

•	Petrobras’s liquidity and sources of funding;

•	Petrobras’s pricing strategy and development of additional revenue sources; and

•	the impact, including cost, of acquisitions and divestments.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of assumptions and factors. These factors include, but are not limited to, the following:

•	Petrobras’s ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	global economic conditions;

•	Petrobras’s ability to find, acquire or gain access to additional reserves and to develop Petrobras’s current reserves successfully;

•	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of Petrobras’s equipment and the provision of Petrobras’s services;

•	changes in, or failure to comply with, laws or regulations, including with respect to fraudulent activity, corruption and bribery;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments, including the role of the Brazilian government, as our controlling shareholder, in our business;

•	natural disasters, accidents, military operations, acts of sabotage, wars or embargoes;

•	cybersecurity threats, breaches and disruptions;

•	global health crises, such as the COVID-19 pandemic;

•	the impact of expanded regional or global conflict, including the conflict between Russia and Ukraine and the conflicts in the Middle East;

•	the cost and availability of adequate insurance coverage;

•	Petrobras’s ability to successfully implement acquisitions, partnerships or asset sales under Petrobras’s portfolio management program;

•	Petrobras’s ability to successfully implement its Strategic Plan 2050 and Business Plan 2025-2029, whether those strategic and business plans remains in place, and the direction of any subsequent strategic and business plans;

•	the outcome of ongoing corruption investigations and any new facts or information that may arise in relation to past investigations related to alleged irregularities or corruption;

•	the effectiveness of Petrobras’s risk management policies and procedures, including operational risk;

•	potential changes to the composition of Petrobras’s board of directors and management team; and

•	litigation, such as class actions or enforcement or other proceedings brought by governmental and regulatory agencies.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus supplement or the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Petrobras is incorporating by reference into this prospectus supplement the following documents that it has filed with the U.S. Securities and Exchange Commission (“SEC”):

(1)	The Petrobras Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 3, 2025, film number 25810793 (the “2024 Form 20-F”).

(2)	The Petrobras Report on Form 6-K furnished to the SEC on August 8, 2025, film number 251196802, containing Petrobras’s unaudited condensed consolidated interim financial statements in U.S. dollars as of June 30, 2025, and for the three-month and six-month periods ended June 30, 2025 and 2024, prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board (IASB), as amended by the Petrobras Report on Form 6-K/A furnished to the SEC on August 26, 2025, film number 251252079, containing the Interactive Data File relating to such unaudited consolidated interim financial statements.

(3)	The Petrobras Report on Form 6-K furnished to the SEC on August 22, 2025, film number 251243751, containing a discussion of Petrobras’s financial information and results in U.S. dollars as of June 30, 2025, and for the six-month periods ended June 30, 2025 and 2024.

(4)	The Petrobras Report on Form 6-K furnished to the SEC on July 3, 2025, film number 251104158, relating to the announcement of investments by Petrobras in refining and petrochemical projects in Rio de Janeiro.

(5)	The Petrobras Report on Form 6-K furnished to the SEC on August 20, 2025, film number 251237830, relating to the resignation of Mr. Pietro Adamo Sampaio Mendes from his position as Chairman and member of Petrobras’ Board of Directors.

(6)	The Petrobras Reports on Form 6-K furnished to the SEC on August 22, 2025, film number 251241998, August 28, 2025, film number 251267332, and August 29, 2025, film number 251276692, relating to the appointment of new members of Petrobras’ Board of Directors.

(7)	Any future reports of Petrobras on Form 6-K furnished to the SEC that are identified in those forms as being incorporated by reference into this prospectus supplement or the accompanying prospectus.

We will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’s Investor Relations Department located at Av. Henrique Valadares, 28 – 9th floor – 20231-030 – Rio de Janeiro, RJ, Attention: Investor Relations Department (telephone: + 55 (21) 3224-1510/+ 55 (21) 3224-9947; e-mail: petroinvest@petrobras.com.br).

WHERE YOU CAN FIND MORE INFORMATION

Information that Petrobras files with or furnishes to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that Petrobras incorporates by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

Investor Relations Department

Petróleo Brasileiro S.A.- Petrobras

Av. Henrique Valadares, 28 – 9th floor

20231-030 – Rio de Janeiro, RJ, Brazil

Attention: Investor Relations Department

Telephone: + 55 (21) 3224-1510/9947

E-mail: petroinvest@petrobras.com.br

Petrobras is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer, and accordingly files or furnishes reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings Petrobras makes electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. The information on this website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the Notes. You should read carefully the entire prospectus supplement, the accompanying prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

PGF

PGF is a wholly-owned finance subsidiary of Petrobras, incorporated under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on August 2, 2012. PGF is an indirect subsidiary of Petrobras, and all of PGF’s shares are held by Petrobras’s Dutch subsidiary Petrobras International Braspetro B.V. PGF’s business is to raise financing to fund the operations of companies within the Petrobras group, including by issuing debt securities in the international capital markets. PGF does not currently have any operations, revenues or assets other than those related to the issuance, administration and repayment of its debt securities. All debt securities issued by PGF are fully and unconditionally guaranteed by Petrobras. PGF was incorporated for an indefinite period of time.

Petrobras uses PGF as its main vehicle to issue securities in the international capital markets. PGF’s first offering of notes fully and unconditionally guaranteed by Petrobras occurred in September 2012. In December 2014, PGF assumed the obligations of Petrobras’s former finance subsidiary Petrobras International Finance Company S.A. (“PifCo”) under all then outstanding notes originally issued by PifCo, which continue to benefit from Petrobras’s full and unconditional guaranty.

PGF’s registered office is located at Weena 798C, 23rd floor, 3014 DA Rotterdam, the Netherlands, and our telephone number is +31 (0) 10 206-7000.

Petrobras

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista (partially state-owned enterprise) organized and existing under the laws of Brazil. For the years ended December 31, 2024 and 2023, Petrobras had sales revenues of U.S.$91,416 million and U.S.$102,409 million, respectively, gross profit of U.S.$45,972 million and U.S.$53,974 million, respectively, and net income attributable to shareholders of Petrobras of U.S.$7,528 million and U.S.$24,884 million, respectively. For the six-month periods ended June 30, 2025 and 2024, Petrobras had sales revenues of U.S.$42,110 million and U.S.$47,235 million, respectively, gross profit of U.S.$20,400 million and U.S.$23,984 million, respectively, and net income (loss) attributable to shareholders of Petrobras of U.S.$10,708 million and U.S.$4,438 million, respectively. In 2024, Petrobras’s average domestic daily oil and Natural Gas Liquids (“NGL”) production was 2,152 million bbl/d.  In the six-month period ended June 30, 2025, Petrobras’s average domestic daily oil and NGL production was 2,266 million bbl/d.

Petrobras currently divides its activities into the following segments of operations:

•	Exploration and Production: this segment covers the activities of exploration, development and production of crude oil, NGL and natural gas in Brazil and abroad, for the primary purpose of supplying our domestic refineries. The E&P segment also operates through partnerships with other companies, including holding interests in non-Brazilian companies in this segment;

•	Refining, Transportation and Marketing: this segment covers the activities of refining, logistics, transport, acquisition and exports of crude oil, as well as trading of oil products, in Brazil and abroad. This segment also includes the petrochemical operations (which includes holding interests in petrochemical companies in Brazil), and fertilizer production; and

•	Gas and Low Carbon Energies: this segment covers the activities of logistics and trading of natural gas and electricity, transportation and trading of liquefied natural gas (“LNG”), generation of electricity by means of thermoelectric power plants, as well as natural gas processing. It also includes renewable energy businesses, low carbon services (carbon capture, utilization and storage) and the production of biodiesel and its co-products.

Additionally, Petrobras has a Corporate and Other Businesses classification that includes general corporate matters, in addition to distribution business. Corporate items mainly include those related to corporate financial management, trade and other receivables, allowance for credit losses, gains (losses) with derivatives (except those with commodity derivatives included in their respective segments), corporate overhead and other expenses, including actuarial expenses related to pension and health care plans for beneficiaries. Other Businesses comprise the distribution of oil products abroad (throughout South America). For further information regarding Petrobras’s business segments, see Note 13 to Petrobras’s audited consolidated financial statements included in the 2024 Form 20-F incorporated by reference herein.

Petrobras’s principal executive office is located at Av. Henrique Valadares, 28 – 20231-030 – Rio de Janeiro RJ, Brazil, its telephone number is +55 (21) 3224-1510/9947, and Petrobras’s website is www.petrobras.com.br. The information on Petrobras’s website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

The Offering

Issuer	Petrobras Global Finance B.V. (“PGF”).

The 2030 Notes	U.S.$1,000,000,000 aggregate principal amount of 5.125% Global Notes due 2030 (the “2030 Notes”).

The 2036 Notes	U.S.$1,000,000,000 aggregate principal amount of 6.250% Global Notes due 2036 (the “2036 Notes”).

Issue Price

For the 2030 Notes: 99.024% of the aggregate principal amount, plus accrued interest from September 10, 2025, if settlement occurs after such date.

For the 2036 Notes: 97.784% of the aggregate principal amount, plus accrued interest from September 10, 2025, if settlement occurs after such date.

Closing Date	September 10, 2025.

Maturity Date	For the 2030 Notes: September 10, 2030. For the 2036 Notes: January 10, 2036.

Interest

For the 2030 Notes: The 2030 Notes will bear interest from September 10, 2025, the date of issuance of the 2030 Notes, at the rate of 5.125% per annum, payable semi-annually in arrears on each interest payment date.

For the 2036 Notes: The 2036 Notes will bear interest from September 10, 2025, the date of issuance of the 2036 Notes, at the rate of 6.250% per annum, payable semi-annually in arrears on each interest payment date.

Interest Payment Dates	For the 2030 Notes: March 10 and September 10 of each year, commencing on March 10, 2026.

For the 2036 Notes: January 10 and July 10 of each year, commencing on January 10, 2026.

Denominations	PGF will issue the Notes only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Codes
(a) ISIN	For the 2030 Notes: US71647NBM02 For the 2036 Notes: US71647NBN84

(b) CUSIP	For the 2030 Notes: 71647N BM0 For the 2036 Notes: 71647N BN8

Use of Proceeds	PGF intends to use the net proceeds from the sale of the Notes for general corporate purposes. See “Use of Proceeds.”

Indentures

The Notes offered hereby will be issued pursuant to an indenture between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee, dated as of August 28, 2018, as supplemented by the seventh supplemental indenture in the case of the 2030 Notes and by the eighth supplemental indenture in the case of the 2036 Notes, each to be dated as of the closing date, among PGF, Petrobras and The Bank of New York Mellon, as trustee (the “indenture”).

See “Description of the Notes.”

Guaranties	The Notes will be unconditionally guaranteed by Petrobras under the guaranties. See “Description of the Guaranties.”

Ranking

The Notes constitute general senior unsecured and unsubordinated obligations of PGF that will at all times rank pari passu among themselves and with all other unsecured unsubordinated indebtedness issued from time to time by PGF.

The obligations of Petrobras under the guaranties constitute general senior unsecured obligations of Petrobras that will at all times rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to Petrobras’s obligations under the guaranties.

Optional Redemption

PGF may redeem, in whole or in part, the 2030 Notes at any time or from time to time prior to August 10 , 2030 (the date that is one month prior the scheduled maturity of the 2030 Notes) and the 2036 Notes at any time or from time to time prior to October 10, 2035 (the date that is three months prior the scheduled maturity of the 2036 Notes), as applicable, by paying the greater of the principal amount of such series of the Notes to be redeemed and the relevant “make-whole” amount, plus, in each case, accrued and unpaid interest, as described under “Description of the Notes—Optional Redemption— Optional Redemption With ‘Make-Whole’ Amount for the Notes.”

Beginning August 10, 2030 with respect to the 2030 Notes, and October 10, 2035 with respect to the 2036 Notes, as applicable, PGF may redeem, in whole or in part, the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, as described under “Description of the Notes—Optional Redemption—Optional Redemption at Par.”

Early Redemption at PGF’s Option Solely for Tax Reasons	PGF has the option, subject to certain conditions, to redeem each series of the Notes in whole at their principal amount, plus accrued and unpaid interest, if any, to the relevant date of redemption, if and when, as a result of a change in, execution of, or amendment to, any laws or treaties or the official entry into effect, application or interpretation of any laws or treaties, PGF would be required to pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the Notes. See “Description of Debt Securities&horbar;Special Situations&horbar;Optional Tax Redemption” in the accompanying prospectus.

Covenants

(a) PGF	The terms of the indenture will require PGF, among other things, to:

	•	pay all amounts owed by it under the indenture and the Notes when such amounts are due;

	•	maintain an office or agent for the purpose of service of process and a paying agent, in each case in the United States;

	•	ensure that the Notes continue to be senior obligations of PGF;

	•	use proceeds from the issuance of the Notes for specified purposes; and

	•	replace the trustee upon any resignation or removal of the trustee.

In addition, the terms of the indenture will restrict the ability of PGF and its subsidiaries, among other things, to:

	•	undertake certain mergers, consolidations or similar transactions; and

	•	create certain liens on its assets or pledge its assets.

PGF’s covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes—Covenants.”

(b) Petrobras	The terms of the guaranties will require Petrobras, among other things, to:

	•	pay all amounts owed by it in accordance with the terms of the guaranties and the indenture;

	•	maintain an office or agent in the United States for the purpose of service of process;

	•	ensure that its obligations under the guaranties will continue to be senior obligations of Petrobras; and

	•	make available certain financial statements to the trustee. In addition, the terms of the guaranties will restrict the ability of Petrobras and its subsidiaries, among other things, to:

	•	undertake certain mergers, consolidations or similar transactions; and

	•	create certain liens on its assets or pledge its assets.

Petrobras’s covenants are subject to a number of important qualifications and exceptions. See “Description of the Guaranties—Covenants.”

Events of Default	The following events of default will be events of default with respect to each series of the Notes:

	•	failure to pay principal on the Notes of such series within seven calendar days of its due date;

	•	failure to pay interest on the Notes of such series within 30 calendar days of any interest payment date;

	•	breach by PGF of a covenant or agreement in the indenture for such series of the Notes or by Petrobras of a covenant or agreement in the guaranty for such series of the Notes if not remedied within 60 calendar days;

	•	acceleration of a payment on the indebtedness of PGF or Petrobras or any material subsidiary that equals or exceeds U.S.$200 million (or its equivalent in another currency);

• certain events of bankruptcy, reorganization, liquidation, insolvency, winding-up, dissolution, moratorium or intervention law or law with similar effect of PGF or Petrobras or any material subsidiary;

• certain events relating to the unenforceability of the Notes, the indenture or the guaranty for such series of the Notes against PGF or Petrobras; and

• Petrobras ceasing to own at least 51% of PGF’s outstanding voting and economic interests (equity or otherwise).

The events of default are subject to a number of important qualifications and limitations. See “Description of the Notes—Events of Default.”

Further Issuances	PGF reserves the right, from time to time, without the consent of the holders of the Notes, to issue additional Notes on terms and conditions identical to those of the Notes, which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the series of the Notes offered hereby. PGF may also issue other securities under the indenture that have different terms and conditions from the Notes. See “Description of the Notes—Further Issuances.”

Modification of Notes, Indenture and Guaranties	The terms of the indenture may be modified by PGF and the trustee, and the terms of the guaranties may be modified by Petrobras and the trustee, in some cases without the consent of the holders of the relevant series of the Notes. See “Description of the Notes—Amendments.”

Clearance and Settlement	The Notes will be issued in book-entry form through the facilities of The Depository Trust Company (“DTC”), for the accounts of its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear SA/NV, as operator of the Euroclear System, and will trade in DTC’s Same-Day Funds Settlement System. Beneficial interests in Notes held in book-entry form will not be entitled to receive physical delivery of certificated Notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Clearance and Settlement.”

Withholding Taxes; Additional Amounts	Any and all payments of principal, premium, if any, and interest in respect of the Notes will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments, levies, imposts or charges whatsoever imposed, levied, collected, withheld or assessed by Brazil, the jurisdiction of PGF’s incorporation (currently the Netherlands) or any other jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If PGF is required by law to make such withholding or deduction, it will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. In the event Petrobras is obligated to make payments to the holders under the guaranties, Petrobras will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. See “Description of the Notes—Covenants—Additional Amounts.”

Governing Law	The indenture, the Notes, and the guaranties will be governed by, and construed in accordance with, the laws of the State of New York.

Listing	PGF intends to apply to have the Notes approved for listing on the NYSE.

Risk Factors	You should carefully consider the risk factors discussed beginning on page S-14, the section entitled “Risk Factors” in Petrobras’s 2024 Form 20-F, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement, before purchasing any Notes.

RISK FACTORS

Our 2024 Form 20-F includes extensive risk factors relating to our operations, our compliance and control risks, our relationship with the Brazilian federal government, and to Brazil. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Notes.

Risks Relating to PGF’s Debt Securities

The market for the Notes may not be liquid.

The Notes are an issuance of new securities with no established trading market. We intend to apply to list the Notes on the NYSE. We can provide no assurance as to the liquidity of trading markets for the Notes offered by this prospectus supplement. We cannot guarantee that holders of the Notes will be able to sell their Notes in the future. If a market for the Notes does not develop, holders of the Notes may not be able to resell the Notes for an extended period of time, if at all.

Restrictions on the movement of capital out of Brazil may impair your ability to receive payments on the guaranties and restrict Petrobras’s ability to make payments to PGF in U.S. dollars.

In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars, and consequently our ability to meet our U.S. dollar obligations under the guaranties and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy. In the event that any such restrictive exchange control policies were instituted by the Brazilian government, we may face adverse regulatory consequences in the Netherlands that may lead us to redeem the Notes prior to their maturity.

In addition, payments by Petrobras under the guaranties in connection with PGF’s Notes do not currently require approval by or registration with the Central Bank of Brazil. The Central Bank of Brazil may nonetheless impose prior approval requirements on the remittance of U.S. dollars, which could cause delays in such payments.

Petrobras would be required to pay judgments of Brazilian courts enforcing its obligations under the guaranties only in reais.

If proceedings were brought in Brazil seeking to enforce Petrobras’s obligations in respect of the guaranties, Petrobras would be required to discharge its obligations only in reais. Under Brazilian exchange controls, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil pursuant to a decision of a Brazilian court, will be satisfied in reais at the rate of exchange in effect on the date of payment, as determined by the Central Bank of Brazil.

A finding that Petrobras is subject to U.S. bankruptcy laws and that any of the guaranties executed by it was a fraudulent conveyance could result in the relevant PGF noteholders losing their legal claim against Petrobras.

PGF’s obligation to make payments on the Notes is supported by Petrobras’s obligation under the corresponding guaranty. Petrobras has been advised by its external U.S. counsel that the guaranties are valid and enforceable in accordance with the laws of the State of New York and the United States. In addition, Petrobras has been advised by its general counsel that the laws of Brazil do not prevent the guaranties from being valid, binding and enforceable against Petrobras in accordance with their terms.

In the event that U.S. federal fraudulent conveyance or similar laws are applied to the guaranties, and Petrobras, at the time it entered into the relevant guaranty:

•	was or is insolvent or rendered insolvent by reason of our entry into such guaranty;

•	was or is engaged in business or transactions for which the assets remaining with Petrobras constituted unreasonably small capital; or

•	intended to incur or incurred, or believed or believe that Petrobras would incur, debts beyond Petrobras’s ability to pay such debts as they mature; and

•	in each case, intended to receive or received less than the reasonably equivalent value or fair consideration therefor,

then Petrobras’s obligations under such guaranty could be avoided, or claims with respect to that agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the relevant guaranty on fraudulent conveyance grounds may focus on the benefits, if any, realized by Petrobras as a result of the issuance of the Notes. To the extent that the relevant guaranty is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the Notes would not have a claim against Petrobras under the relevant guaranty and would solely have a claim against PGF. Petrobras cannot ensure that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the noteholders relating to any avoided portion of the relevant guaranty.

We cannot assure you that the credit ratings for the Notes will not be lowered, suspended or withdrawn by the rating agencies.

The credit ratings of the Notes may change after issuance. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. We cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price and marketability of the Notes.

Risks Relating to PGF and Petrobras

PGF’s operations and debt servicing capabilities are dependent on Petrobras.

PGF’s financial position and results of operations are directly affected by Petrobras’s decisions. PGF is an indirect, wholly-owned finance subsidiary of Petrobras incorporated in the Netherlands as a private company with limited liability. PGF does not currently have any operations, revenues or assets other than those related to its primary business of raising money for the purpose of on-lending to Petrobras and other subsidiaries of Petrobras. PGF’s ability to satisfy its obligations under the Notes will depend on payments made to PGF by Petrobras and other subsidiaries of Petrobras under the loans made by PGF. The Notes and all debt securities issued by PGF will be fully and unconditionally guaranteed by Petrobras. Petrobras’s financial condition and results of operations, as well as Petrobras’s financial support of PGF, directly affect PGF’s operational results and debt servicing capabilities.

USE OF PROCEEDS

The net proceeds from the sale of the Notes, after payment of the underwriting discount but before expenses, are expected to be approximately U.S.$1,962,080,000.

PGF intends to use the net proceeds from the sale of the Notes for general corporate purposes.

SELECTED FINANCIAL AND OPERATING INFORMATION

This prospectus supplement incorporates by reference (i) our unaudited condensed consolidated interim financial statements as of June 30, 2025 and for the three-month and six-month periods ended June 30, 2025 and 2024, prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB, and (ii) our audited consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, which have been prepared in accordance with the IFRS Accounting Standards as issued by the IASB.

The selected financial information as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023, and 2022, presented in the tables below have been derived from Petrobras’s audited consolidated financial statements. The selected financial data as of June 30, 2025 and for the six-month periods ended June 30, 2025 and 2024 have been derived from Petrobras’s unaudited condensed consolidated interim financial statements. The results of operations for the six months ended June 30, 2025 are not necessarily indicative of the operating results to be expected for the entire year. The selected consolidated financial information should be read in conjunction with, and are qualified in their entirety by reference to, Petrobras’s financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

Balance Sheet Data

	As of June 30,	As of December 31,
	2025	2024	2023	2022
	(U.S.$ million)	(U.S.$ million)
Assets:
Current assets
Cash and cash equivalents	6,996	3,271	12,727	7,996
Marketable securities	2,505	4,263	2,819	2,773
Trade and other receivables	3,385	3,566	6,135	5,010
Inventories	8,233	6,710	7,681	8,779
Assets classified as held for sale	521	510	335	3,608
Other current assets(1)	3,256	3,516	2,748	3,084
	24,896	21,836	32,445	31,250
Non-current assets
Long-term receivables	23,563	20,610	26,798	21,220
Judicial deposits	14,299	11,748	14,746	11,053
Other long-term receivables	9,264	8,862	12,052	10,167
Investments	778	659	1,358	1,566
Property, plant and equipment	163,627	136,285	153,424	130,169
Intangible assets	2,432	2,255	3,042	2,986
	190,400	159,809	184,622	155,941
Total assets	215,296	181,645	217,067	187,191
Liabilities and equity:
Total current liabilities	32,833	31,460	33,860	31,380
Non-current liabilities(2)	85,519	70,239	79,753	59,597
Non-current finance debt	23,316	20,596	24,479	26,378
Total liabilities	141,668	122,295	138,092	117,355
Equity
Share capital (net of share issuance costs)	107,101	107,101	107,101	107,101
Reserves and other comprehensive income (deficit)(3)	(33,943)	(47,995)	(28,518)	(37,609)
Equity attributable to the shareholders of Petrobras	73,158	59,106	78,583	69,492
Non-controlling interests	470	244	392	344
Total equity	73,628	59,350	78,975	69,836
Total liabilities and equity	215,296	181,645	217,067	187,191

(1)	Includes recoverable income taxes, other recoverable taxes and others.
(2)	Excludes non-current finance debt.
(3)	Capital reserve and capital transactions, profit reserves, retained earnings and accumulated other comprehensive income (deficit).

Income Statement Data

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2025	2024	2024(1)	2023(1)	2022(1)
	(U.S.$ million, except for share and per share data)		(U.S.$ million, except for share and per share data)
Sales revenues	42,110	47,235	91,416	102,409	124,474
Operating income (2)	12,625	15,689	26,876	38,033	57,114
Net income attributable to our shareholders (3)	10,708	4,438	7,528	24,884	36,623
Weighted average number of shares outstanding(4):
Common	7,442,231,382	7,442,231,382	7,442,231,382	7,442,231,382	7,442,231,382
Preferred	5,446,501,379	5,466,560,112	5,456,530,746	5,580,057,862	5,601,969,879
Basic and diluted earnings (losses) per:
Common and preferred shares	0.83	0.34	0.58	1.91	2.81
Common and preferred ADS(5)	1.66	0.68	1.16	3.82	5.62
Operating income (loss)(2) per:
Common and preferred shares	0.98	1.22	2.08	2.92	4.38
Common and preferred ADS(5)	1.96	2.44	4.16	5.84	8.76
Cash dividends per(6)
Common shares	0.28	0.39	1.01	1.46	3.31
Preferred shares	0.28	0.39	1.01	1.46	3.31
Common ADS(5)	0.56	0.78	2.03	2.93	6.62
Preferred ADS(5)	0.56	0.78	2.03	2.93	6.62

(1)	Petrobras recognized impairment losses of U.S.$1,531 million in 2024, U.S.$2,680 million in 2023 and U.S.$1,315 million in 2022.
(2)	This line is equivalent to “income before net finance expense, results of equity-accounted investments and income taxes” derived from our audited consolidated financial statements.
(3)	Shareholders refer to Petrobras shareholders and do not include the noncontrolling shareholders.
(4)	The total number of shares does not include shares in treasury.
(5)	The ratio of ADS to Petrobras’s common and preferred shares is two shares to one ADS.
(6)	Interest on capital and/or dividends proposed for the periods. Amounts were based on the exchange rate prevailing at the date of the approval by Petrobras’s board of directors, except for minimum mandatory dividends, which is based on the closing exchange rate on the date that Petrobras’s audited consolidated financial statements were released.

CAPITALIZATION

The following table sets out the consolidated debt (current and non-current lease liability and finance debt) and capitalization of Petrobras as of June 30, 2025 (i) on an actual basis, which have been derived from Petrobras’s unaudited condensed consolidated interim financial statements and (ii) as adjusted to give effect to the net proceeds from the issuance of the Notes offered hereby of net cash proceeds of this offering.

	As of June 30, 2025
	Actual		As Adjusted(1)
	(U.S.$ million)
Lease Liability:
Current portion	9,270		9,270
Non-current portion	33,003		33,003
Total lease liability	42,273		42,273
Finance debt:
Current portion	2,475		2,475
Non-current portion(1)	23,316		25,278
Total finance debt	25,791	(2)	27,753
Equity(3)	73,628		73,628
Total capitalization	141,692		143,654

(1)	As adjusted to reflect U.S.$1,962,080,000 in net proceeds from the issuance of Notes offered hereby (including the underwriting discount indicated on the cover page of this prospectus supplement, but not reflecting expenses related to this offering), without giving effect to the application of net cash proceeds of this offering.
(2)	Of which U.S.$7,953 million is denominated in Brazilian reais and U.S.$17,838 million is denominated in other currencies.
(3)	Consisting of (a) 7,442,231,382 common shares and (b) 5,446,501,379 preferred shares, in each case with no par value and in each case which have been authorized and issued.

DESCRIPTION OF THE NOTES

The following description of the terms of the Notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture, including the seventh supplemental indenture in connection with the 2030 Notes, and the eighth supplemental indenture in connection with the 2036 Notes, because they will define your rights as holders of the 2030 Notes and the 2036 Notes, respectively. If the description of the terms of the Notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You may obtain copies of the indenture, including the seventh supplemental indenture and the eighth supplemental indenture, upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Seventh Supplemental Indenture and the Eighth Supplemental Indenture.

PGF will issue the Notes under an indenture dated as of August 28, 2018 between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee. This indenture will be supplemented by the seventh supplemental indenture in the case of the 2030 Notes and the eighth supplemental indenture in the case of the 2036 Notes, each dated as of the closing date, among PGF, Petrobras and The Bank of New York Mellon, as trustee, which provide the specific terms of the Notes offered by this prospectus supplement, including granting holders rights against Petrobras under the guaranties.

Whenever we refer to the “indenture” in this prospectus supplement, we are referring to the indenture dated as of August 28, 2018, as supplemented by the seventh supplemental indenture in the case of the 2030 Notes and the eighth supplemental indenture in the case of the 2036 Notes.

The 2030 Notes

The 2030 Notes will be general, senior, unsecured and unsubordinated obligations of PGF having the following basic terms:

The title of the 2030 Notes will be the 5.125% Global Notes due 2030;

The 2030 Notes will:

•	be issued in an aggregate principal amount of U.S.$ 1,000,000,000;

•	mature on September 10, 2030;

•	bear interest at a rate of 5.125% per annum from September 10, 2025, the date of issuance of the 2030 Notes, until maturity or early redemption and until all required amounts due in respect of the 2030 Notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “—Guaranties.”

All payments of principal and interest on the 2030 Notes will be paid in U.S. dollars;

Interest on the 2030 Notes will be paid semi-annually on March 10 and September 10 of each year (each of which we refer to as an “interest payment date”), commencing on March 10, 2026 and the regular record date for any interest payment date will be the business day preceding that date; and

In the case of amounts not paid by PGF under the indenture and the 2030 Notes (or Petrobras under the guaranty for the 2030 Notes), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the 2030 Notes, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PGF or Petrobras.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PGF’s obligations under the 2030 Notes or Petrobras’s obligations under the guaranty for the 2030 Notes.

The 2036 Notes

The 2036 Notes will be general, senior, unsecured and unsubordinated obligations of PGF having the following basic terms:

The title of the 2036 Notes will be the 6.250% Global Notes due 2036;

The 2036 Notes will:

•	be issued in an aggregate principal amount of U.S.$1,000,000,000;

•	mature on January 10, 2036;

•	bear interest at a rate of 6.250% per annum from September 10, 2025, the date of issuance of the 2036 Notes, until maturity or early redemption and until all required amounts due in respect of the 2036 Notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “—Guaranties.”

All payments of principal and interest on the 2036 Notes will be paid in U.S. dollars;

Interest on the 2036 Notes will be paid semi-annually on January 10 and July 10 of each year (each of which we refer to as an “interest payment date”), commencing on January 10, 2026 and the regular record date for any interest payment date will be the business day preceding that date; and

In the case of amounts not paid by PGF under the indenture and the 2036 Notes (or Petrobras under the guaranty for the 2036 Notes), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the 2036 Notes, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PGF or Petrobras.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PGF’s obligations under the 2036 Notes or Petrobras’s obligations under the guaranty for the 2036 Notes.

Guaranties

Petrobras will unconditionally and irrevocably guarantee the full and punctual payment when due, whether at the maturity date of the Notes, or earlier or later by acceleration or otherwise, of all of PGF’s obligations now or hereafter existing under the indenture and the Notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses or otherwise. The guaranties will be unsecured and will rank equally with all of Petrobras’s other existing and future unsecured and unsubordinated debt including guaranties previously issued by Petrobras in connection with prior issuances of indebtedness. See “Description of the Guaranties.”

Depositary with Respect to Global Notes

The Notes will be issued in global registered form with The Depository Trust Company (“DTC”) as depositary. For further information in this regard, see “Clearance and Settlement.”

Events of Default

The following events will be events of default with respect to each series of the Notes:

•	PGF does not pay the principal on the Notes of such series within seven calendar days of its due date and the trustee has not received such amounts from Petrobras under the relevant guaranty by the end of that seven-day period.

•	PGF does not pay interest or other amounts, including any additional amounts, on the Notes of such series within 30 calendar days of their due date and the trustee has not received such amounts from Petrobras under the relevant guaranty by the end of that 30-day period.

•	PGF or Petrobras remains in breach of any covenant or any other term in respect of the Notes of such series issued under the indenture or guaranty for such series for 60 calendar days after receiving a notice of default stating that it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of such series of the Notes.

•	The maturity of any indebtedness of PGF or Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or a material subsidiary of any indebtedness is not acceleration for this purpose.

•	PGF or Petrobras or any material subsidiary stops paying or is generally unable to pay its debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, spin-off, merger, conveyance or transfer duly approved by the note holders of that series.

•	If proceedings are initiated against PGF, Petrobras or any material subsidiary under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of the undertakings or assets of PGF or Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days.

•	PGF or Petrobras or any material subsidiary voluntarily commences or consents to proceedings under any applicable liquidation, bankruptcy, reorganization, insolvency, moratorium or any other similar laws, PGF or Petrobras or any material subsidiary enters into any composition or other similar arrangement with our creditors under applicable Brazilian law (such as a recuperação judicial or extrajudicial, which is a type of liquidation agreement).

•	PGF or Petrobras or any material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PGF or Petrobras or any material subsidiary, or PGF or Petrobras or any material subsidiary takes legal action for a readjustment or deferment of any part of its indebtedness.

•	An effective resolution is passed, or any authorized action is taken by any court of competent jurisdiction, directing PGF or Petrobras or any material subsidiary’s winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the note holders of that series.

•	Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	The Notes of such series, the relevant indenture, the relevant guaranty or any part of those documents cease to be in full force and effect or binding and enforceable against PGF or Petrobras, or it becomes unlawful for PGF or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

•	PGF or Petrobras contests the enforceability of the Notes of such series, the relevant indenture or the relevant guaranty, or denies that it has liability under any of the foregoing documents to which it is a party.

•	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PGF.

For purposes of the events of default:

•	“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS Accounting Standards, would be a capital lease obligation).

•	“material subsidiary” means, as to any person, any subsidiary of such person which, on any given date of determination accounts for more than 15% of such person’s total consolidated assets (as set forth on such person’s most recent consolidated financial statements prepared in accordance with IFRS Accounting Standards).

Covenants

PGF will be subject to the following covenants with respect to the Notes of each series:

Payment of Principal and Interest

PGF will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PGF) on the Notes in accordance with the Notes and the indentures.

Maintenance of Corporate Existence

PGF will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PGF’s board of directors determines that maintaining such rights and privileges is no longer desirable in the conduct of PGF’s business and is not disadvantageous in any material respect to holders.

Maintenance of Office or Agency

So long as Notes are outstanding, PGF will maintain an office or agency in the United States where notices to and demands upon it in respect of the indenture and the Notes may be served.

PGF has initially appointed Petrobras America Inc., with offices located at 757 N Eldridge Pkwy, suite 1100, Houston, TX 77079, as its agent. PGF will not change the appointment of the agent without prior written notice to the trustee and appointing a replacement agent or designating an office, in the United States.

Ranking

PGF will ensure that the Notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).

Use of Proceeds

PGF intends to use the net proceeds from the sale of the Notes for general corporate purposes.

Statement by Managing Directors as to Default

PGF will deliver to the trustee, within 90 calendar days after the end of its fiscal year, a directors’ certificate, stating whether or not to the best knowledge of its signers thereof there is an event of default in connection with the performance and observance of any of the terms, provisions and conditions of the indenture or the Notes and, if there is such an event of default by PGF, specifying all such events of default and their nature and status of which the signers may have knowledge.

Provision of Financial Statements and Reports

In the event that PGF files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in the Netherlands, the United States or elsewhere, PGF will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports will comply with PGF’s obligation to deliver such statements and reports to the trustee. PGF will provide to the trustee with prompt written notification at such time that PGF becomes or ceases to be a reporting company. The trustee will have no obligation to determine if and when PGF’s financial statements or reports, if any, are publicity available and accessible electronically.

Along with each such financial statement or report, if any, PGF will provide a directors’ certificate stating (i) that a review of PGF’s activities has been made during the period covered by such financial statements with a view to determining whether PGF has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PGF’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on directors’ certificates).

Appointment to Fill a Vacancy in Office of Trustee

PGF, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the Notes.

Payments and Paying Agents

PGF will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the Notes or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

All payments on the Notes will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions of “—Additional Amounts.” For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on us to withhold or deduct from a payment pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Additional Amounts

Except as provided below, PGF or Petrobras, as applicable, will make all payments of amounts due under the Notes and the indentures and each other document entered into in connection with the Notes and the indentures without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PGF’s incorporation (currently the Netherlands) or any jurisdiction in which PGF appoints a paying agent under the indentures, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PGF or Petrobras, as applicable, is required by law to withhold or deduct any such taxes, levies, deductions or other governmental charges, PGF or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranties.

All references to principal, premium, if any, and interest in respect of the Notes will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the Notes.

PGF or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following:

•	the holder or any other person that beneficially owns an interest in its Notes (a “beneficial owner”) has a connection with the taxing jurisdiction other than merely holding the Notes or receiving principal or interest payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the holder fails to comply with any certification, identification or other reporting requirements concerning its or any beneficial owner’s nationality, residence, identity or connection with the taxing jurisdiction, if (i) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (ii) the holder is able to comply with such requirements without undue hardship and (iii) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PGF or Petrobras, as applicable, has notified all holders or the trustee that they will be required to comply with such requirements;

•	the holder fails to present (where presentation is required) its Notes within 30 calendar days after PGF has made available to the holder a payment under the Notes and the indenture, provided that PGF or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to had the Notes owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

•	a withholding or deduction is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•	any estate, inheritance, gift, value added, Financial Transaction Tax (“FTT”), use or sales taxes or any similar taxes, assessments or other governmental charges; or

•	where the holder or any beneficial owner would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder or beneficial owner.

PGF shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a taxing jurisdiction on any payment under the Notes or under any other document or instrument referred to in the indentures or from the execution, delivery, enforcement or registration of the Notes or any other document or instrument referred to in the indentures. PGF shall indemnify and make whole the holders of the Notes for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PGF as provided in this paragraph paid by such holder. As provided in “—Payments and Paying Agents,” all payments in respect of the Notes will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

Negative Pledge

So long as any Notes of a series remain outstanding, PGF will not create or permit any lien, other than a PGF permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under such series of Notes as is duly approved by a resolution of the holders of such series of Notes in accordance with the indenture for such series. In addition, PGF will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a PGF permitted lien, on any of its assets to secure (i) any of its indebtedness; (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably its obligations under such series of Notes and the indenture for such series or PGF provides such other security for such series of Notes and the indenture for such series as is duly approved by a resolution of the holders of such series of Notes in accordance with such indenture. This covenant is subject to a number of important exceptions, including an exception that permits PGF to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS Accounting Standards) at any time as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

Limitation on Consolidation, Merger, Sale or Conveyance

PGF will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PGF) to merge with or into it unless such consolidation, amalgamation, merger, lease, spin-off or transfer of properties, assets or revenues does not violate any provision of Dutch financial regulatory laws and:

•	either PGF is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PGF is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of PGF will assume (jointly and severally with PGF unless PGF will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of PGF’s obligations under the indenture and the Notes of a series;

•	the successor company (jointly and severally with PGF unless PGF will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the Notes of the relevant series;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PGF has delivered to the trustee a directors’ certificate and an opinion of counsel, each stating that the transaction, and each supplemental indenture relating to the transaction, comply with the terms of the indenture of the relevant series, and that all conditions precedent provided for in such indenture and relating to the transaction have been complied with; and

•	PGF has delivered notice of any such transaction to the trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the Notes of a series will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PGF may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PGF or Petrobras in cases when PGF is the surviving entity in the transaction and the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole, it being understood that if PGF is not the surviving entity, PGF will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any person (other than PGF or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PGF or Petrobras; or

•	any direct or indirect subsidiary of PGF may liquidate or dissolve if PGF determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PGF and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PGF or Petrobras.

PGF may omit to comply with any term, provision or condition set forth in certain covenants applicable to a series of the Notes or any term, provision or condition of the indenture for such series, if before the time for the compliance the holders of at least a majority of the principal amount of the outstanding Notes of such series waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PGF’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS Accounting Standards, would be a capital lease obligation).

A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PGF permitted lien” means any:

(a)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PGF’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	lien arising from PGF’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PGF’s past practice;

(c)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)	lien granted upon or with respect to any assets hereafter acquired by PGF or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PGF or another wholly-owned subsidiary;

(f)	lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PGF or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g)	lien existing as of the date of the original issuance of the Notes of each series;

(h)	lien resulting from the indenture or the guaranty of each series, if any;

(i)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PGF, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and

(k)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PGF permitted liens pursuant to another part of this definition of PGF permitted liens, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS Accounting Standards) at any date as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Notices

For so long as Notes in global form are outstanding, notices to be given to holders will be given to the Trustee in accordance with its applicable policies in effect from time to time. If Notes are issued in individual definitive form, notices to be given to holders will be deemed to have been given upon the mailing by first class mail of such notices to holders of the Notes at their registered addresses as they appear in the registrar’s records.

Optional Redemption

PGF will not be permitted to redeem the Notes before their stated maturity, except as set forth below. The Notes will not be entitled to the benefit of any sinking fund (we will not deposit money on a regular basis into any separate account to repay your Notes). In addition, you will not be entitled to require us to repurchase your Notes from you before the stated maturity.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the business day prior to any redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the trustee by such method as set forth in the indenture.

Optional Redemption at Par

PGF will have the right at our option to redeem the 2030 Notes, in whole or in part, at any time or from time to time on or after August 10, 2030 (one month prior to the scheduled maturity date of the 2030 Notes) (the “2030 Notes Par Call Date”), on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest on the principal amount of such 2030 Notes to the date of redemption.

PGF will have the right at our option to redeem the 2036 Notes, in whole or in part, at any time or from time to time on or after October 10, 2035 (three months prior to the scheduled maturity date of the 2036 Notes) (the “2036 Notes Par Call Date” and, together with the 2030 Notes Par Call Date, the “Par Call Date”), on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest on the principal amount of such 2036 Notes to the date of redemption.

Optional Redemption With “Make-Whole” Amount for the Notes

PGF will have the right at our option to redeem the 2030 Notes, in whole or in part, at any time or from time to time prior to the relevant 2030 Notes Par Call Date, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon that would be due after the redemption date as if the 2030 Notes were redeemed on the 2030 Notes Par Call Date discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the date of redemption, plus in each case accrued and unpaid interest on the principal amount of such 2030 Notes to the date of redemption.

PGF will have the right at our option to redeem the 2036 Notes, in whole or in part, at any time or from time to time prior to the relevant 2036 Notes Par Call Date, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon that would be due after the redemption date as if the 2036 Notes were redeemed on the 2036 Notes Par Call Date discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less interest accrued to the date of redemption, plus in each case accrued and unpaid interest on the principal amount of such 2036 Notes to the date of redemption.

A redemption notice may at PGF’s option be subject to the satisfaction of one or more conditions precedent, and such notice may be rescinded or the redemption date delayed in the event that any or all such conditions shall not have been satisfied by the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by PGF in accordance with the following two paragraphs.

The Treasury Rate shall be determined by PGF after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, PGF shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the relevant Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the relevant Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, PGF shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Par Call Date, as applicable. If there is no United States Treasury security maturing on the relevant Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, PGF shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the relevant Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, PGF shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. PGF’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the trustee by such method as set forth in the indenture for such series.

Redemption for Taxation Reasons

We have the option, subject to certain conditions, to redeem each series of the Notes in whole at their principal amount, plus accrued and unpaid interest, if any, to the relevant date of redemption, if and when, as a result of a change in, execution of, or amendment to, any laws or treaties or the official entry into effect, application or interpretation of any laws or treaties, we would be required to pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on such series of the Notes.

The optional tax redemption provision set forth in the accompanying prospectus under “Description of Debt Securities—Special Situations—Optional Tax Redemption” shall apply with the reincorporation of PGF being treated as the adoption of a successor entity. Such redemption shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties in such new jurisdiction of incorporation that would result in the obligation to pay additional amounts.

Amendments

See “Description of Debt Securities—Special Situations—Modification and Waiver” in the accompanying prospectus.

Further Issuances

The indenture for each series by its terms does not limit the aggregate principal amount of securities that may be issued under it and permits the issuance, from time to time, of additional notes (also referred to as add-on Notes) of the same series as those offered under this prospectus supplement. The ability to issue add-on Notes is subject to several requirements, however, including that (i) no event of default under the relevant indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) will have occurred and then be continuing or will occur as a result of that additional issuance, (ii) the add-on Notes will rank pari passu and have equivalent terms and benefits as the Notes offered under this prospectus supplement except for the price to the public and the issue date and (iii) any add-on Notes shall be issued under a separate CUSIP or ISIN number unless the add-on Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any add-on Notes with respect to any series of the Notes will be part of the same series as such Notes that PGF is currently offering and the holders will vote on all matters in relation to the applicable Notes as a single series.

Covenant Defeasance

Any restrictive covenants of the indenture may be defeased as described in the accompanying prospectus.

Conversion

The Notes will not be convertible into, or exchangeable for, any other securities.

Listing

PGF intends to apply to have the Notes approved for listing on the NYSE.

Currency Rate Indemnity

PGF has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), PGF will indemnify the relevant holder and the trustee against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PGF’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any judgment or order described above.

The Trustee, Paying Agent and Transfer Agent

The Bank of New York Mellon, a New York banking corporation, is the trustee under the indenture and has been appointed by PGF as registrar, paying agent and transfer agent with respect to the Notes. The address of the trustee is 240 Greenwich Street, 7E, New York, New York 10286. PGF will at all times maintain a paying agent in New York City until the Notes are paid.

Any corporation or association into which the trustee or any agent named above may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the trustee or any agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the trustee or any agent may be sold or otherwise transferred, shall be the successor trustee or relevant agent, as applicable, hereunder without any further act.

DESCRIPTION OF THE GUARANTIES

General

In connection with the execution and delivery of the seventh supplemental indenture and the eighth supplemental indenture and the Notes offered by this prospectus supplement, Petrobras will guarantee the 2030 Notes and the 2036 Notes (the “guaranties”) for the benefit of the holders.

The guaranties will provide that Petrobras will unconditionally and irrevocably guarantee the Notes on the terms and conditions described below.

The following summary describes the material provisions of the guaranties. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the applicable guaranty.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PGF’s obligations under the Notes or Petrobras’s obligations under the guaranties.

Ranking

The obligations of Petrobras under the guaranties will constitute general unsecured obligations of Petrobras which at all times will rank pari passu, without any preferences among themselves, with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranties.

In addition, Petrobras’s obligations under the guaranties of the Notes rank, and will rank, pari passu with its obligations in respect of outstanding and future guaranties of indebtedness issued by PGF.

Nature of Obligation

Petrobras will unconditionally and irrevocably guarantee (by way of a first demand guarantee) the full and punctual payment when due, whether at the maturity date of the Notes, or earlier or later by acceleration or otherwise, of all of PGF’s obligations now or hereafter existing under the indenture and the Notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses, tax payments or otherwise (such obligations being referred to as the “guaranteed obligations”).

The obligation of Petrobras to pay amounts in respect of the guaranteed obligations will be absolute and unconditional (thus waiving any benefits of order set forth under Brazilian law, including those established in articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, under article 794, caput, of the Brazilian Civil Procedure Code) upon failure of PGF to make, at the maturity date of the Notes or earlier upon any acceleration or otherwise of the applicable Notes in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the relevant indenture and the Notes of any series on the date any such payment is due. If PGF fails to make payments to the trustee in respect of the guaranteed obligations, Petrobras will, upon notice from the trustee, immediately pay to the trustee such amount of the guaranteed obligations payable under the indenture and the Notes. All amounts payable by Petrobras under the guaranties will be payable in U.S. dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under any guaranty unless and until the trustee receives all amounts required to be paid by Petrobras under such guaranty (and any related event of default under the relevant indenture has been cured), including payment of the total non-payment overdue interest.

Events of Default

There are no events of default under the guaranties. The seventh supplemental indenture and the eighth supplemental indenture, however, contain events of default relating to Petrobras that may trigger an event of default and acceleration of the 2030 Notes or the 2036 Notes. See “Description of the Notes―Events of Default.” Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PGF fails to pay all amounts then due under the 2030 Notes or the 2036 Notes, as applicable, and the relevant indenture, Petrobras will be obligated to make such payments pursuant to the relevant guaranty.

Covenants

For so long as any of the 2030 Notes or the 2036 Notes, as applicable, are outstanding and Petrobras has obligations under the guaranties, Petrobras will, and will cause each of its subsidiaries to, as applicable, comply with the terms of the following covenants:

Performance Obligations under the Guaranties and Indenture

Petrobras will pay all amounts owed by it and comply with all its other obligations under the terms of the relevant guaranty and the relevant indenture in accordance with the terms of those agreements.

Maintenance of Corporate Existence

Petrobras will maintain in effect its corporate existence and all necessary registrations and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations. However, this covenant will not require Petrobras to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and will not, have a material adverse effect on Petrobras taken as a whole or have a materially adverse effect on the rights of the holders of the Notes.

Maintenance of Office or Agency

So long as a series of the Notes is outstanding, Petrobras will maintain an office or agency in the United States where notices to and demands upon Petrobras in respect of the guaranty for such series of Notes may be served.

Petrobras has initially appointed Petrobras America Inc., with offices located at 757 N Eldridge Pkwy, suite 1100, Houston, TX 77079, as its agent. Petrobras will not change the appointment of the agent without prior written notice to the trustee and appointing a replacement agent or designating an office, in the United States.

Ranking

Petrobras will ensure at all times that its obligations under the guaranties will be its general senior unsecured and unsubordinated obligations and will rank pari passu with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranties.

Provision of Financial Statements and Reports

Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income prepared in accordance with IFRS Accounting Standards, and (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income prepared in accordance with IFRS Accounting Standards. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports will comply with Petrobras’s obligation to deliver such statements and reports to the trustee. The trustee will have no obligation to determine if and when Petrobras’s financial statements or reports, if any, are publicity available and accessible electronically.

Along with each such financial statement or report, if any, Petrobras will provide an officers’ certificate stating that a review of Petrobras’s and PGF’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PGF have kept, observed, performed and fulfilled their covenants and agreements under the guaranties and the indenture, as applicable, and that no event of default has occurred during such period.

In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of the Notes, upon written request, of the 2030 Notes or the 2036 Notes, as applicable) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those shall not constitute constructive notice of any information contained in them or determinable from information contained therein, including Petrobras’s compliance with any of its covenants in the guaranties (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Negative Pledge

So long as any Note of a series remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the guaranties or Petrobras provides other security for its obligations under the relevant guaranty and the relevant indenture as is duly approved by a resolution of the holders of each series of the Notes in accordance with the relevant indenture. In addition, Petrobras will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’s assets to secure (i) any of its indebtedness; (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’s obligations under the relevant guaranty and the relevant indenture or Petrobras provides such other security for its obligations under the relevant guaranty and the relevant indenture as is duly approved by a resolution of the holders of each series of the Notes in accordance with the indenture for such series.

As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:

A “guaranty” means an obligation of a person to pay the indebtedness of another person including without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.

A “qualifying asset” in relation to any project means:

•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’s subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

A “Petrobras permitted lien” means a:

(a)	lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;

(b)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(c)	lien arising from Petrobras’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’s past practice;

(d)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(e)	lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(f)	lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;

(g)	lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;

(h)	lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’s subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

(i)	lien existing as of the date of the original issuance of the Notes of each series;

(j)	lien resulting from the indenture or the guaranty of each series, if any;

(k)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by Petrobras, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time;

(l)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (g), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’s subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and

(m)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 20% of Petrobras’s consolidated total assets (as determined in accordance with IFRS Accounting Standards) at any date as at which Petrobras’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

A “material subsidiary” means a subsidiary of Petrobras which on any given date of determination accounts for more than 15% of Petrobras’s total consolidated assets (as set forth on Petrobras’s most recent balance sheet prepared in accordance with IFRS Accounting Standards).

Limitation on Consolidation, Merger, Sale or Conveyance

Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:

•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased such property or assets of Petrobras will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the applicable guaranty, all of Petrobras’s obligations under such guaranty;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on such holder solely as a consequence of such consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the 2030 Notes or the 2036 Notes, as applicable;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing; and

•	Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that that such merger, consolidation, sale, spin-off, transfer or other conveyance or disposition and the amendment to the applicable guaranty comply with the terms of the applicable guaranty and that all conditions precedent provided for in such guaranty and relating to such transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the 2030 Notes, or the 2036 Notes, as applicable, has occurred and is continuing at the time of such proposed transaction or would result therefrom and Petrobras has delivered notice of any such transaction to the trustee:

•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph;

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole;

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.

Amendments

The guaranties may only be amended or waived in accordance with their terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the 2030 Notes or the 2036 Notes, as applicable. Because the guaranties form part of the indenture, they may be amended by Petrobras and the trustee, in some cases without the consent of the holders of the applicable Notes. For more information on amendments to the guaranties for each series, see “Description of Debt Securities—Special Situations—Modification and Waiver” in the accompanying prospectus.

Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the guaranties or grant any waiver thereof only with the consent of the holders of a majority in aggregate principal amount of the 2030 Notes or the 2036 Notes then outstanding, as applicable.

Governing Law

The guaranties will be governed by the laws of the State of New York.

Jurisdiction

Under the guaranties, Petrobras will consent to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof.

Waiver of Immunities

To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the guaranties (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PGF or their assets, whether or not claimed, Petrobras will irrevocably agree with the trustee under the guaranties, for the benefit of the holders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

Currency Rate Indemnity

Under the guaranties, Petrobras will agree that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the guaranties is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), Petrobras will indemnify the relevant holder and the trustee against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’s other obligations under the guaranties, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

CLEARANCE AND SETTLEMENT

Book-Entry Issuance

Except under the limited circumstances described in the accompanying prospectus, all Notes will be book-entry Notes. This means that the actual purchasers of the Notes will not be entitled to have the Notes registered in their names and will not be entitled to receive physical delivery of the Notes in definitive (paper) form. Instead, upon issuance, all the Notes will be represented by one or more fully registered global Notes.

Each of the Notes will be represented by one or more global notes. Each global note will be deposited directly with The Depository Trust Company, a securities depositary, and will be registered in the name of DTC’s nominee. Global Notes may also be deposited indirectly with Clearstream, Luxembourg and Euroclear, as indirect participants of DTC. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see “—The Depository Trust Company” and “—Clearstream, Luxembourg and Euroclear” below. No global note representing book-entry Notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the Notes and will be considered the sole representative of the beneficial owners of the Notes for purposes of the indenture. For an explanation of the situations in which a global note will terminate and interests in it will be exchanged for physical certificates representing the Notes, see “Legal Ownership—Global Securities” in the accompanying prospectus.

The registration of the global notes in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their Notes in definitive form. These laws may impair the ability of beneficial holders to transfer the Notes.

In this prospectus supplement, unless and until definitive (paper) Notes are issued to the beneficial owners as described in the accompanying prospectus, all references to “registered holders” of Notes shall mean DTC. PGF, Petrobras, the trustee and any paying agent, transfer agent, registrar or other agent may treat DTC as the absolute owner of the Notes for all purposes.

Primary Distribution

Payment Procedures

Payment for the Notes will be made on a delivery versus payment basis.

Clearance and Settlement Procedures

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. Notes will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date.

Secondary Market Trading

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. If payment is made in U.S. dollars, settlement will be free of payment. If payment is made in other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

The Depository Trust Company

The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner’s interest in the Notes held by that owner. Neither the Trustee, Registrar, Paying Agent and Transfer Agent nor we have any responsibility for any aspect of the actions of DTC or any of their direct or indirect participants. Neither the Trustee, Registrar, Paying Agent and Transfer Agent nor we have any responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. In addition, neither the Trustee, Registrar, Paying Agent and Transfer Agent nor we supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their Notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a registered holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated September 3, 2025, by and among PGF, Petrobras and BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Itau BBA USA Securities, Inc., Santander US Capital Markets LLC and UBS Securities LLC, each underwriter has severally and not jointly agreed to purchase, and PGF has agreed to sell to the underwriters, the principal amount of Notes set forth opposite the name of such underwriter below:

Underwriters	Principal Amount of the 2030 Notes	Principal Amount of the 2036 Notes
BBVA Securities Inc.	U.S.$166,667,000	U.S.$166,667,000
Citigroup Global Markets Inc.	U.S.$166,667,000	U.S.$166,667,000
Deutsche Bank Securities Inc.	U.S.$166,667,000	U.S.$166,667,000
Itau BBA USA Securities, Inc.	U.S.$166,667,000	U.S.$166,667,000
Santander US Capital Markets LLC	U.S.$166,666,000	U.S.$166,666,000
UBS Securities LLC	U.S.$166,666,000	U.S.$166,666,000
Total	U.S.$1,000,000,000	U.S.$1,000,000,000

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Notes of each series is subject to, among other conditions, the delivery of certain certificates and legal opinions. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them. The underwriters are obligated to take and pay for all of the Notes of a series offered by this prospectus supplement if any Notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the Notes may be terminated. The Notes of each series will initially be offered at the price indicated on the cover page of this prospectus supplement. After the initial offering of the Notes of a series, the offering price and other selling terms may from time to time be varied by the underwriters. The Notes may be offered and sold through certain of the underwriters’ affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriting agreement provides that PGF and Petrobras will indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and will contribute to payments the underwriters may be required to make in respect of the underwriting agreement.

PGF has been advised by the underwriters that the underwriters intend to make a market in the Notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act. Accordingly, no assurance can be given as to the liquidity of, or the development or continuation of trading markets for, the Notes.

In connection with this offering, the underwriters (or persons acting on their behalf) participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters (or persons acting on their behalf) may bid for and purchase Notes in the open market to stabilize the price of the Notes. The underwriters (or persons acting on their behalf) may also over-allot this offering, creating a short position, and may bid for and purchase Notes in the open market to cover the short position. These activities if carried out, will be carried out with a view to stabilize, maintain and support the market price of the Notes during the stabilization period above market levels that may otherwise prevail. The underwriters are not required to engage in these activities, and these activities may not necessarily occur.

Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the issuer received the proceeds of the issue, or no later than 60 days after the date of allotment of the Notes, whichever is the earlier. Any stabilization action or over-allotment must be conducted by the relevant underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf) and on the NYSE or the over-the-counter market.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Petrobras, PGF and their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.  Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby.  Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters and/or their affiliates may acquire the Notes for their own accounts. Such acquisitions may have an effect on demand for and the price of the Notes.

The expenses of the offering, excluding the underwriting discount, are estimated to be U.S.$1.2 million and will be borne by PGF. PGF has agreed to reimburse the underwriters for certain of their expenses relating to the offering, including the fees and disbursements of counsel to the underwriters. Such reimbursement is deemed underwriting compensation by the Financial Industry Regulatory Authority Inc. (FINRA).

Petrobras has been advised by the underwriters that they propose to offer the Notes of each series initially at the applicable public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of 0.180% of the principal amount of each series of the Notes. The underwriters may allow, and those selected dealers may re-allow, a concession not in excess of 0.120% of the principal amount of each series of the Notes to certain other dealers. After the initial public offering of each series of the Notes, the public offering price and concession and discount to dealers may be changed.

We expect to deliver the Notes against payment for the Notes on or about September 10, 2025, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

The Notes are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the Notes should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on PGF except as set forth in the underwriting agreement.

Neither PGF nor the underwriters have represented that the Notes may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.

General

No action has been or will be taken in any jurisdiction other than the United States by PGF or any underwriter that would, or is intended to, permit a public offering of the Notes, or possession or distribution of this prospectus supplement or any other offering material, in any country or jurisdiction where action for that purpose is required. Persons outside the United States into whose hands this prospectus supplement comes are required by PGF and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, offer, sell or deliver Notes or have in their possession, distribute or publish this prospectus supplement or any other offering material relating to the Notes, in all cases at their own expense.

Brazil

Neither the Notes, nor their offer for sale, have been, or will be, registered with the Comissão de Valores Mobiliários – CVM and therefore will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated July 13, 2022, as amended (“Resolution 160”). The Notes may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations. The Notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the notes and related guarantees through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of the Notes on regulated securities markets in Brazil is prohibited.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ( “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the EEA.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities that are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require PGF or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and PGF that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2)  not a “retail investor” (as defined above).

Chile

The offer for the Notes is subject to General Rule No. 336 issued by the Superintendencia de Valores y Seguros de Chile (“CMF”). The commencement date of this offer is the one contained on the cover page of this prospectus supplement. The Notes will not be registered in the Registro de Valores (Securities Registry) or the Registro de Valores Extranjeros (Foreign Securities Registry), both kept by the CMF and will not be subject to the supervision of the CMF. As unregistered securities, the Company has no obligation to deliver/disclose public information about the Notes in Chile. The Notes cannot and will not be publicly offered in Chile unless registered in the Registro de Valores (Securities Registry) or the Registro de Valores Extranjeros (Foreign Securities Registry), both kept by the CMF. If the Notes are offered within Chile, they will be offered and sold only pursuant to General Rule 336 of the CMF, an exemption to the registration requirements, or in circumstances which do not constitute a public offer of securities under Chilean law.

La oferta de los valores se acoge a la Norma de Carácter General N.º 336 de la Superintendencia de Valores y Seguros hoy Comisión para el Mercado Financiero (“CMF”). La fecha de inicio de la presente oferta es la indicada en la portada de este suplemento de prospecto. Los valores no estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, y tales valores no estarán sujetos a la fiscalización de la CMF. Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de los valores. Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores o el Registro de Valores Extranjeros que lleva la CMF. Si los valores son ofrecidos dentro de Chile, serán ofrecidos y colocados sólo de acuerdo a la Norma de Carácter General N.º 336 de la CMF, una excepción a la obligación de inscripción, o en circunstancias que no constituyan una oferta pública de valores en Chile de conformidad a la ley chilena.

Peru

The Notes and the information contained in this prospectus supplement have not been and will not be registered with or approved by the Peruvian Capital Markets Superintendency (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Notes cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes, among others, that any particular offer may qualify as private if it is directed exclusively to institutional investors.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “United Kingdom” or the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the UK.

This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities that are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require PGF or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither PGF nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and PGF that it and any person on whose behalf it acquires Notes is: (1) a "qualified investor" within the meaning of the UK Prospectus Regulation; and (2) not a "retail investor" (as defined above).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed, or otherwise made publicly available in Switzerland.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor.

Dubai International Financial Centre

This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Dubai Financial Services Authority (“DFSA”) Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong and no action has been taken in Hong Kong to authorize or register this prospectus supplement or to permit the distribution of this prospectus supplement or any document issued in connection with it. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA. Where the Notes subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets); (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

TAXATION

The following discussion summarizes certain U.S. federal income, Brazilian and Dutch tax considerations that may be relevant to the ownership and disposition of the Notes acquired in this offering at their original issue price. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the Notes, including the relevance to your particular situation of the considerations discussed below, as well as of any other tax laws. There currently are no income tax treaties between Brazil and the United States. Although Brazilian and U.S. tax authorities have had discussions that may culminate in such a treaty, we cannot make any assurances regarding whether or when such a treaty will enter into force or how it will affect holders of the Notes.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a Note. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Notes that will hold Notes as capital assets and acquired notes upon original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Note.

Tax Consequences to U.S. Holders of Holding and Disposing of Notes

Payments of Interest and Additional Amounts

The gross amount of stated interest and additional amounts (i.e., without reduction for withholding tax at the appropriate Brazilian withholding tax rate applicable to the U.S. holder) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Subject to generally applicable limitations and conditions, Brazilian interest withholding tax (if any) paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the IRS in regulations promulgated in December 2021 and any Brazilian tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that consistently elects to apply a modified version of these rules under temporary guidance and complies with specific requirements set forth in such guidance, any Brazilian tax on interest generally will be treated as meeting the requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to any Brazilian tax on interest is uncertain and we have not determined whether these requirements have been met. If the Brazilian interest tax is not a creditable tax or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year, the U.S. holder may be able to deduct the Brazilian tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. Interest and additional amounts (if any) will constitute income from sources without the United States and, for U.S. holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular situations.

Sale, Exchange and Retirement of Notes

Upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such Note. A U.S. holder’s tax basis in a note will generally equal the cost of the Note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

A U.S. holder generally will not be entitled to credit any Brazilian tax imposed on the sale or other disposition of the Notes against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of the Notes generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the withholding tax qualifies as a creditable tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Brazilian tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the Notes even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the Notes and any Brazilian tax imposed on such sale or disposition.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on U.S. Internal Revenue Service (“IRS”) Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Notes, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, a holder that is a United States person (as defined in the Code). In addition, United States persons may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Investors who are not United States persons may be required to comply with applicable certification procedures to establish an exemption from such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Brazilian Tax Considerations

The following discussion is a summary of the Brazilian tax considerations relating to an investment in the Notes by a non-resident of Brazil. This discussion is based on the tax laws of Brazil as in effect on the date of this prospectus supplement and is subject to any change in Brazilian law that may come into effect after such date. The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to an investment in the Notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NOTES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE OR OTHER DISPOSITION OF THE NOTES OR COUPONS.

Payments in Respect of the Notes, and Sale or Other Disposition of Notes

Generally, an individual, entity, trust or organization that is domiciled for tax purposes outside Brazil (a “Non-Resident”) is subject to income tax in Brazil only when income is derived from a Brazilian source or when the transaction giving rise to such earnings involves assets located in Brazil. Therefore, based on the fact that PGF is considered to be domiciled abroad for tax purposes, any interest, gains, fees, commissions, expenses and any other income paid by PGF in respect of the Notes it issues to Non-Resident holders should not be subject to withholding or deduction in respect of Brazilian income tax or any other taxes, duties, assessments or governmental charges in Brazil, provided that such payments are made by PGF with funds held outside of Brazil.

Any capital gains generated outside Brazil as a result of a transaction between two Non-Resident holders with respect to assets not located in Brazil are generally not subject to tax in Brazil. If the assets are located in Brazil, then capital gains realized thereon are subject to income tax, according to Law No. 10,833, enacted on December 29, 2003. Since the Notes will be issued by a legal entity incorporated outside of Brazil and registered abroad, the Notes should not fall within the definition of assets located in Brazil for purposes of Law No. 10,833, gains realized on the sale or other disposition of the Notes made outside Brazil by a Non-Resident holder to another Non-Resident should not be subject to Brazilian taxes. However, considering the general and unclear scope of this legislation and the absence of judicial guidance in respect thereof, we cannot assure prospective investors that such interpretation of this law will prevail in the courts of Brazil. If the income tax is deemed to be due, the gains may be subject to income tax in Brazil, effective as from January 1, 2017, (as confirmed by Declaratory Act No. 3, of April 27, 2016), at progressive rates as follows: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million; or 25.0% if such Non-Resident holder is located in a Low or Nil Tax Jurisdiction as it will be further detailed below. A lower rate, however, may apply under an applicable tax treaty between Brazil and the country where the Non-Resident holder has its domicile.

Payments Made by Petrobras as Guarantor

In the event the issuer fails to timely pay any due amount, including any payment of principal, interest or any other amount that may be due and payable in respect of the Notes, the guarantor will be required to assume the obligation to pay such due amounts. As there is no specific legal provision dealing with the imposition of withholding income tax on payments made by Brazilian sources to Non-Resident beneficiaries under guarantees and no uniform decision from the Brazilian courts, there is a risk that tax authorities will take the position that the funds remitted by the guarantor to the Non-Resident holders may be subject to the imposition of withholding income tax at a general 15% rate, or at a 25% rate, if the Non-Resident holder is located in a Low or Nil Tax Jurisdiction. Arguments exist to sustain that (a) payments made under the guarantee structure should be subject to imposition of withholding income tax according to the nature of the guaranteed payment, in which case only interest and fees should be subject to taxation at a rate of 15%, or 25%, in cases of beneficiaries located in Low or Nil Tax Jurisdictions, as defined by the Brazilian legislation; or (b) payments made under guarantee by Brazilian sources to Non-Resident beneficiaries should not be subject to the imposition of withholding income tax, to the extent that they should qualify as a credit transaction by the Brazilian party to the borrower. As noted above, the imposition of withholding income tax under these circumstances has not been settled by the Brazilian courts.

If the payments with respect to the Notes are made by Petrobras as a guarantor, then Non-Resident holders will be indemnified so that, after payment of applicable Brazilian taxes imposed by deductions or withholding with respect to principal or interest payable with respect to the Notes, subject to certain exceptions, as mentioned in “Description of the Notes—Covenants—Additional Amounts,” a Non-Resident holder will receive an amount equal to the amount that such Non-Resident holder would have received if no such taxes were imposed. See “Description of the Notes—Covenants—Additional Amounts.”

Discussion on Low or Nil Tax Jurisdictions

On June 23, 2008, with effect as from January 1, 2009, Law No. 11,727 (“Law 11,727/08”) introduced the concept of “privileged tax regime” which concept is broader than the concept of a Favorable Tax Jurisdiction. A “privileged tax regime” is a regime that (1) does not tax income or taxes it at a maximum rate lower than 20% (or 17% if the country complies with international tax transparency standards; however, Law No. 14,596 (as defined below) changed this threshold from 20% to 17%, as a general matter from 2024 onwards, as discussed below); (2) grants tax advantages to a non-resident entity or individual (a) without the need to carry out a substantial economic activity in the country or in the territory, or (b) conditioned upon the non-exercise of a substantial economic activity in the country or in the territory; (3) does not tax or taxes foreign sourced income at a maximum rate lower than 20% (or 17% if the country complies with international tax transparency standards; however, Law No. 14,596 (as defined below) changed this threshold from 20% to 17%, as a general matter since January 2024, as discussed below); or (4) restricts the disclosure of information related to the ownership of shares, goods and rights, as well as to the information related to the economic transactions carried out.

For the purpose of qualification as a Favorable Tax Jurisdiction, a regulation issued by the Brazilian tax authorities on November 28, 2014 (Ordinance 488, of 2014) had already decreased from 20% to 17% the minimum threshold for certain specific cases. The 17% threshold applied only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules established by the Brazilian tax authorities.

On December 29, 2022, the Brazilian government published the Provisional Measure No. 1,152, which was converted into Law No. 14,596 on June 15, 2023 (“Law No. 14,596/23”). Specifically in relation to the concepts of Favorable Tax Jurisdictions and “privileged tax regimes”, Law No. 14,596/23 established a minimum threshold tax rate of 17%, a change from the minimum rate of 20% mentioned above. As mentioned above, the 17% rate was already adopted as a minimum threshold for countries and regimes that comply with Normative Instruction No. 1,530, dated December 19, 2014 (“Normative Instruction No. 1,530”). Under these rules, however, tax authorities could reinstate the 20% threshold at any time. Law No. 14,596/23 set in legal statutes the minimum 17% threshold for all cases and regardless of compliance with Normative Instruction No. 1,530. This new threshold is in effect since January 2024, except in the case of the taxpayers that opted to anticipate the effects of said law (which were already subject to the new threshold in 2023).

On June 4, 2010, the Brazilian federal tax authorities enacted Normative Instruction No. 1,037, as amended (“IN 1,037/10”), listing (i) the countries and jurisdictions considered Favorable Tax Jurisdictions, and (ii) the privileged tax regimes. This is an exhaustive list and has not yet been updated to reflect changes from Law No. 14,596.

The interpretation of the current tax legislation could lead to the conclusion that the concept of “Privileged Tax Regime” should apply solely for purposes of Brazilian transfer pricing and thin capitalization rules, stricter deductibility rules and other specific situations for specific taxpayers (a binding tax ruling – Solução de Consulta COSIT No. 575, dated as of December 20, 2017 - issued by Brazilian tax authorities seems to confirm this interpretation). However, one cannot assure that subsequent legislation or interpretations issued by the Brazilian tax authorities regarding the definition of a “Privileged Tax Regime” provided by Law No. 11,727/08 and Law No. 14,596/23 will not also apply to payments to Non-Resident holders in connection with the notes.

In the event that the privileged tax regime concept is interpreted to be applicable to transactions such as payments related to the Notes to Non-Resident, Law 11,727/08 would accordingly result in the imposition of taxation to a Non-Resident that meets the privileged tax regime requirements in the same way applicable to a resident located in a Favorable Tax Jurisdiction.

Holders should consult with their own tax advisors regarding the consequences of the implementation of Law 11,727/08, Law 14,596/23 and IN 1,037/10 and of any related Brazilian tax law or regulation concerning Favorable Tax Jurisdictions and “privileged tax regimes”.

Other Tax Considerations

Brazilian law imposes a Tax on Foreign Exchange Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Exchange, due on the conversion of reais into foreign currency and on the conversion of foreign currency into reais. Currently, the IOF/Exchange rate for almost all foreign currency exchange transactions is 0.38%. According to Section 15-B of the Decree No. 6,306, as amended, the settlement of exchange transactions in connection with foreign financing or loans, for both inflow and outflow of proceeds into and from Brazil, are subject to IOF/Exchange at a 0% rate. Currently, in the case of the settlement of foreign exchange transactions (including simultaneous foreign exchange transactions), in connection with the inflow of proceeds to Brazil deriving from foreign loans, including those obtained through the issuance of notes in the international market, the IOF/Exchange tax rate is 0%. The Brazilian government is permitted to increase this rate at any time up to 25.0%. Any such increase in rates may only apply to future transactions.

In addition, the Brazilian tax authorities could argue that a Tax on Loan Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Credit, due on loan transactions could be imposed upon any amount paid in respect of the Notes by the guarantor under the guarantee given at a rate of up to 1.88% of the total amount paid. IOF/Credit, however, can only be levied on on-shore loan transactions, so cross-border payments to investors resident outside Brazil should not be subject to this taxation.

Generally, there are no inheritance, gift, succession, stamp, or other similar taxes in Brazil with respect to the ownership, transfer, assignment or other disposition of the Notes by a Non-Resident, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Dutch Tax Considerations

The following describes certain material Dutch tax consequences for a holder who is neither a resident nor deemed to be a resident of the Netherlands for Dutch tax purposes in respect of the ownership, acquisition and disposal of the Notes.

This section is based on the Dutch tax laws, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” and “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe. In addition, this section is based on the assumption that the Notes issued by PGF do not qualify as equity for Dutch tax purposes.

This section does not describe the potential Dutch tax consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523) which may be relevant for a holder of Notes.

This section is intended as general information only, it does not constitute tax or legal advice and it does not purport to describe all possible Dutch tax considerations or consequences that may be relevant to a holder and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules. In view of its general nature, it should be treated with appropriate caution.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NOTES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE OR OTHER DISPOSITION OF THE NOTES OR COUPONS.

For Dutch tax purposes, a holder of Notes may include, without limitation:

•	an owner of one or more Notes who, in addition to the title to such Notes, has an economic interest in such Notes;

•	a person or an entity that holds the entire economic interest in one or more Notes;

•	a person or an entity that holds an interest in an entity, such as a partnership or a mutual fund, that is transparent for Dutch tax purposes, the assets of which comprise one or more Notes; and

•	a person who or an entity that does not have the legal title to the Notes, but to whom the Notes are attributed based either on such person or entity holding a beneficial interest in the Notes or based on specific statutory provisions, including statutory provisions pursuant to which the Notes are attributed to a person who is, or who has directly or indirectly inherited the Notes from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.

Dutch Individual and Corporate Income Tax

Please note that this section does not describe the tax considerations for:

•	holders of the Notes if such holders, and in the case of an individual, his or her partner or certain of his or her relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in PGF under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of notes has a substantial interest in PGF if it has, directly or indirectly (and, in the case of an individual, alone or together with certain relatives) (i) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent. or more of either the total issued and outstanding capital of PGF or the issued and outstanding capital of any class of shares of PGF, or (ii) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent. or more of either the annual profit or the liquidation proceeds of PGF. A deemed substantial interest may arise if a substantial interest (or part thereof) has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

•	pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969)) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax;

•	holders of Notes who are individuals and for whom the Notes or any benefit derived from the Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

A holder of Notes will not be treated as a resident of the Netherlands by reason only of the holding of a Note or the execution, performance, delivery and/or enforcement of the Notes.

A holder who is not a resident of the Netherlands, nor deemed to be a resident, is not taxable on income derived from the Notes and capital gains realized upon the disposal or redemption of the Notes, except if:

(i)	such holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a (deemed) permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) that is taxable in the Netherlands, to which the Notes are attributable;

(ii)	the holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the Notes, including without limitation activities which are beyond the scope of active portfolio investment activities;

(iii)	the holder is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the Notes are attributable; or

(iv)	the holder is an individual and is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the Notes are attributable.

Dutch Withholding Tax

Holders of Notes Not Related to PGF

All payments made by PGF under the Notes to holders of Notes other than holders that are "related entities" in respect of PGF (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) (see below) can be made free of withholding or deduction for any taxes of any nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, unless the Notes qualify as equity of PGF for Dutch tax purposes.

Holders of Notes Related to PGF

Payments of interest (or amounts deemed interest) made by PGF under the Notes to holders of Notes that are related entities in respect of PGF (within the meaning of the Dutch Withholding Tax Act 2021, as defined below) may become subject to Dutch withholding tax at a rate of 25.8% (rate for 2025), if such related entity:

•	is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a "Listed Jurisdiction"); or

•	has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable; or

•	is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

•	is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); or

•	is not resident in any jurisdiction (also a hybrid mismatch); or

•	is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of the participant holding the Qualifying Interest in the reverse hybrid treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid;

all within the meaning of the Dutch Withholding Tax Act 2021.

Related entity

For purposes of the Dutch Withholding Tax Act 2021, an entity is considered a “related entity” in respect of PGF if:

•	such entity has a Qualifying Interest (as defined below) in PGF; or

•	PGF has a Qualifying Interest in such entity; or

•	a third party has a Qualifying Interest in both PGF and such entity.

The term “Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or jointly if an entity is part of a qualifying unity (kwalificerende eenheid) – that enables such entity or such qualifying unity to exercise a definite influence over another entity's decisions, such as PGF decisions, and allows it to determine the other entity’s activities (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging).

Dutch Gift and Inheritance Taxes

No Dutch gift or inheritance taxes are due in respect of any gift of Notes by, or inheritance of the Notes on the death of a holder, except if:

(i)	at the time of the gift or death of the holder, the holder is a resident, or is deemed to be a resident, of the Netherlands or the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be a resident of the Nether-lands;

(ii)	the holder dies within 180 days after the date of the gift of the Notes and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of his or her death, a resident of the Netherlands; or

(iii)	the gift of the Notes is made under a condition precedent and the holder is a resident.

For purposes of Dutch gift and inheritance taxes, among others, a person that holds Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, among others, a person not holding Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No other Dutch taxes, including value-added tax (VAT) and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a holder of the Notes by reason only of the purchase, ownership and disposal of the Notes.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Petrobras is a sociedade de economia mista (partially state-owned enterprise) organized and existing under the laws of Brazil, and PGF is a private company with limited liability incorporated under the laws of the Netherlands. A substantial portion of the assets of Petrobras and PGF are located outside the United States, and at any time all of their respective executive officers and directors, and certain advisors named in this prospectus supplement, may reside outside the United States. As a result, it may not be possible for you to effect service of process on any of those persons within the United States. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States.

For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons” in the accompanying prospectus.

LEGAL MATTERS

Heussen B.V., special Dutch counsel for PGF, will pass upon the validity of the Notes and the indenture for PGF as to certain matters of Dutch law. Petrobras’s general counsel or acting general counsel, will pass upon, for Petrobras, certain matters of Brazilian law relating to the guaranties. The validity of the Notes, the indenture and the guaranties will be passed upon for PGF and Petrobras by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.

Pinheiro Neto Advogados will pass upon the validity of the guaranties for the underwriters as to certain matters of Brazilian law. Allen Overy Shearman Sterling US LLP will pass upon the validity of the Notes, the indenture and the guaranties for the underwriters as to certain matters of New York law.

EXPERTS

The consolidated financial statements of Petróleo Brasileiro S.A. - Petrobras as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Auditores Independentes Ltda., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated interim financial statements of Petróleo Brasileiro S.A - Petrobras as of June 30, 2025 and for the three-month and six-month periods ended June 30, 2025 and 2024, incorporated by reference herein, KPMG Auditores Independentes Ltda., independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Petrobras Form 6-K furnished to the SEC on August 8, 2025 and incorporated by reference herein, states that they did not audit and they do not express an opinion on those unaudited condensed consolidated interim financial statements. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited condensed consolidated interim financial statements because that report is not a ‘report’ or a ‘part’ of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

P R O S P E C T U S

Petróleo Brasileiro S.A. – Petrobras

Debt Securities, Warrants,

Preferred Shares,

Preferred Shares represented by American Depositary Shares,

Common Shares,

Common Shares represented by American Depositary Shares,

Mandatory Convertible Securities and

Guaranties

Petrobras Global Finance B.V.

Debt Securities, accompanied by Guaranties of Petrobras and

Debt Warrants, accompanied by Guaranties of Petrobras

Petróleo Brasileiro S.A. – Petrobras may from time to time offer debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties, and Petrobras Global Finance B.V. may issue debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras. Additionally, the selling shareholders to be named in the applicable supplements to this prospectus and their respective transferees, distributees, pledgees, donees, assignees or other successors may from time to time offer preferred shares and common shares of Petrobras. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we or the selling shareholders offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 20, 2024

EX-4.3:	PETROBRAS INDENTURE
EX-4.4:	PGF INDENTURE
EX-5.1:	OPINION OF MR. LUIZ CRISTIANO OLIVEIRA DE ANDRADE
EX-5.2:	OPINION OF HEUSSEN B.V.
EX-5.3:	OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP
EX-15.1:	LETTER OF KPMG AUDITORES INDEPENDENTES LTDA.
EX-23.1:	CONSENT OF KPMG AUDITORES INDEPENDENTES LTDA.
EX-23.2:	CONSENT OF DEGOLYER AND MACNAUGHTON
EX-25.1:	FORM T-1 STATEMENT OF ELIGIBILITY FOR PETROBRAS AND PGF

63

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to “PGF” mean Petrobras Global Finance B.V. Terms such as “we”, “us” and “our” generally refer to Petróleo Brasileiro S.A. and Petrobras Global Finance B.V., unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the SEC) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.

Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, PGF may sell debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras in one or more offerings, and any selling shareholder may sell preferred shares and common shares of Petrobras. Any preferred shares or common shares of Petrobras, in one or more offerings, may be offered in the form of American depositary shares (which we refer to as “ADSs”) evidenced by American depositary receipts (which we refer to as “ADRs”).

This prospectus only provides a general description of the securities that we or any selling shareholder may offer. Each time we or any selling shareholder offer securities, we will prepare a prospectus supplement containing specific information about the particular offering, including, as applicable, the identity of the selling shareholders, and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are not based on historical facts and are not assurances of future results. The forward-looking statements contained in this prospectus, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

•	Petrobras’ marketing and expansion strategy;

•	Petrobras’ exploration and production activities, including drilling;

•	Petrobras’ activities related to refining, import, export, transportation of oil, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

•	Petrobras’ commitment with respect to ESG practices and low carbon and environmental sustainability;

•	Petrobras’ projected and targeted capital expenditures, commitments and revenues;

•	Petrobras’ liquidity and sources of funding;

•	Petrobras’ pricing strategy and development of additional revenue sources; and

•	the impact, including cost, of acquisitions and divestments.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of assumptions and factors. These factors include, but are not limited to, the following:

•	Petrobras’ ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	global economic conditions;

•	Petrobras’ ability to find, acquire or gain access to additional reserves and to develop Petrobras’ current reserves successfully;

•	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, laws or regulations, including with respect to fraudulent activity, corruption and bribery;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments, including the role of the Brazilian government, as our controlling shareholder, in our business;

•	natural disasters, accidents, military operations, acts of sabotage, wars or embargoes;

•	global health crises, such as the COVID-19 pandemic;

•	the impact of expanded regional or global conflict, including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East;

•	the cost and availability of adequate insurance coverage;

•	Petrobras’ ability to successfully implement asset sales under our portfolio management program;

•	Petrobras’ ability to successfully implement its Business Plan 2025-2029 (“Business Plan”), whether that Business Plan remains in place, and the direction of any subsequent business plan;

•	Petrobras’ ability to successfully implement its Strategic Plan 2050 (“Strategic Plan”), whether that Strategic Plan remains in place, and the direction of any subsequent strategic plan;

•	the outcome of ongoing corruption investigations and any new facts or information that may arise in relation to the Lava Jato investigation;

•	the effectiveness of Petrobras’ risk management policies and procedures, including operational risk;

•	potential changes to the composition of Petrobras’ board of directors and our management team; and

•	litigation, such as class actions or enforcement or other proceedings brought by governmental and regulatory agencies.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” as set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PETROBRAS

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista, organized and existing under the laws of Brazil. For the years ended December 31, 2023 and 2022, Petrobras had sales revenues of U.S.$102,409 million and U.S.$124,474 million, respectively, gross profit of U.S.$53,974 million and U.S.$64,988 million, respectively, and net income attributable to shareholders of Petrobras of U.S.$ 24,884 million and U.S.$36,623 million, respectively. In 2023, Petrobras’ average domestic daily oil and Natural Gas Liquids (“NGL”) production was 2,231 million bbl/d.

Petrobras currently divides its activities into the following segments of operations:

•	Exploration and Production (“E&P”): this segment covers the activities of exploration, development and production of crude oil, NGL and natural gas in Brazil and abroad, for the primary purpose of supplying our domestic refineries. The E&P segment also operates through partnerships with other companies, including holding interests in non-Brazilian companies in this segment;

•	Refining, Transportation and Marketing: this segment covers the activities of refining, logistics, transport, acquisition and exports of crude oil, as well as trading of oil products, in Brazil and abroad. This segment also includes the petrochemical operations (which includes holding interests in petrochemical companies in Brazil), and fertilizer production; and

•	Gas and Low Carbon Energies: this segment covers the activities of logistics and trading of natural gas and electricity, transportation and trading of liquefied natural gas (“LNG”), generation of electricity by means of thermoelectric power plants, as well as natural gas processing. It also includes renewable energy businesses, low carbon services (carbon capture, utilization and storage) and the production of biodiesel and its co-products.

Additionally, Petrobras has a Corporate and Other Businesses classification that includes general corporate matters, in addition to distribution business. Corporate items mainly include those related to corporate financial management, trade and other receivables, allowance for credit losses, gains (losses) with derivatives (except those with commodity derivatives included in their respective segments), corporate overhead and other expenses, including actuarial expenses related to pension and health care plans for beneficiaries. Other Businesses comprise the distribution of oil products abroad (throughout South America). In 2021, the results of other businesses included the equity interest in our associate Vibra Energia (formerly Petrobras Distribuidora) until July 2021 when we sold the remaining interest in this company. For further information regarding Petrobras’ business segments, see Note 13 to Petrobras’ audited consolidated financial statements included in the Petrobras Annual Report on Form 20-F for the year ended December 31, 2023 (the "2023 Form 20-F") incorporated by reference herein.

Petrobras’ principal executive office is located at Av. Henrique Valadares, 28 – 20231-030 – Rio de Janeiro RJ, Brazil, its telephone number is +55 (21) 3224-1510/9947, and Petrobras’ website is www.petrobras.com.br. The information on Petrobras’ website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

PGF

PGF is a wholly-owned finance subsidiary of Petrobras, incorporated under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on August 2, 2012. PGF is an indirect subsidiary of Petrobras, and all of PGF’s shares are held by Petrobras’ Dutch subsidiary Petrobras International Braspetro B.V. PGF’s business is to raise financing to fund the operations of companies within the Petrobras group, including by issuing debt securities in the international capital markets. PGF does not currently have any operations, revenues or assets other than those related to the issuance, administration and repayment of its debt securities. All debt securities issued by PGF are fully and unconditionally guaranteed by Petrobras. PGF was incorporated for an indefinite period of time.

Petrobras uses PGF as its main vehicle to issue securities in the international capital markets. PGF’s first offering of notes fully and unconditionally guaranteed by Petrobras occurred in September 2012. In December 2014, PGF assumed the obligations of Petrobras’ former finance subsidiary Petrobras International Finance Company S.A. (“PifCo”) under all then outstanding notes originally issued by PifCo, which continue to benefit from Petrobras’ full and unconditional guaranty.

PGF’s registered office is located at Weena 798C, 23rd floor, 3014 DA Rotterdam, the Netherlands, and our telephone number is +31 (0) 10 206-7000.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

Petrobras will not receive any proceeds from the sale of its preferred shares or common shares by any selling shareholder.

THE SECURITIES

Petrobras may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities, including debt securities that may be convertible into Petrobras’ common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

•	securities that are mandatorily convertible into preferred or common shares (or ADSs representing Petrobras’ preferred or common shares);

•	common shares, which may be represented by ADSs;

•	preferred shares, which may be represented by ADSs;

•	warrants to purchase common shares, which may be represented by ADSs;

•	warrants to purchase preferred shares, which may be represented by ADSs;

•	warrants to purchase debt securities; and

•	guaranties accompanying debt securities, including debt warrants, of PGF.

PGF may from time to time offer under this prospectus:

•	senior or subordinated debt securities, accompanied by full and unconditional guaranties of Petrobras; and

•	warrants to purchase debt securities, accompanied by full and unconditional guaranties of Petrobras.

The selling shareholders to be named in the applicable prospectus supplement may from time to time offer under this prospectus, separately or together:

•	common shares, which may be represented by ADSs; and

•	preferred shares, which may be represented by ADSs.

LEGAL OWNERSHIP

In this prospectus and in any prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue, or the selling shareholders choose to sell, preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. See “Description of Shares and American Depositary Shares.” Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement.

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our debt securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The relevant prospectus supplement will indicate whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agent registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities—Events of Default.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 9 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the Petrobras or PGF indenture that will govern the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.

Indenture

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York Mellon. The trustee has two main roles:

•	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Each of the Petrobras and PGF indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indentures and the debt securities. We have filed a copy of the Petrobras and PGF indentures with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PGF indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of our indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

•	whether the debt securities will be issued in registered form;

•	whether the debt securities will be accompanied by a guaranty or other credit enhancements, including letters of credit, political risk insurance or other similar instruments;

•	the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

•	the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•	any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

•	whether the debt securities will be senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

•	if other than U.S.$1,000 or an even multiple of U.S.$1,000, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Discharge”;

•	if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities”, the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indentures.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of U.S.$1,000 and denominations that are even multiples of U.S.$1,000, and in global registered form. (Petrobras Section 3.02; PGF Section 3.02)

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Petrobras Section 3.05; PGF Section 3.05)

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. (Petrobras Section 3.05; PGF Section 3.05)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Petrobras Section 10.02; PGF Section 10.03)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Petrobras Section 3.05; PGF Section 3.05)

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about a day in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Petrobras Section 3.07; PGF Section 3.07)

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Global Trust Services – Americas). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Petrobras Section 10.02; PGF Section 10.03)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar’s records. (Petrobras Section 1.06; PGF Section 1.06)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Petrobras Section 10.03, PGF Section 10.08)

Special Situations

Mergers and Similar Events

Under the indentures, except as described below, we are generally permitted to consolidate, spin off, or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indentures requiring your approval, as described later under “—Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “—Optional Tax Redemption.”

We have no obligation under the indentures to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, spin off, consolidation or sale or lease of assets that is permitted under the indenture.

Petrobras

Petrobras may merge into or consolidate with or convey, transfer or lease its property to another entity, provided that it may not take any of these actions unless all the following conditions are met:

•	If Petrobras merges out of existence or sell or lease its assets, the other entity must unconditionally assume its obligations on the debt securities, including the obligation to pay the additional amounts described under “Payment of Additional Amounts.” This assumption may be by way of a full and unconditional guaranty in the case of a sale or lease of substantially all of its assets.

•	Petrobras must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction. This indemnification obligation only arises if the other entity is organized under the laws of a country other than the United States, a state thereof or Brazil.

•	Petrobras must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The entity to which Petrobras sells or leases such assets guaranties our obligations or the entity into which it merges or consolidates with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guaranties are valid, that certain registration requirements applicable to the guaranties have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•	Petrobras must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with.

•	Petrobras must satisfy any other requirements specified in the prospectus supplement. (Petrobras Section 8.01)

PGF

PGF will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PGF) to merge with or into it, unless such consolidation, amalgamation, merger, lease, spin off or transfer of assets does not violate any provision of Dutch financial regulatory laws, and:

•	either PGF is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PGF is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of PGF will assume (jointly and severally with PGF unless PGF will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of PGF’s obligations under the indenture and the debt securities of a series;

•	the successor company (jointly and severally with PGF unless PGF will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the securities of a series;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PGF has delivered to the trustee a directors’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture relating to the transaction comply with the terms of the indenture, and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PGF has delivered notice of any such transaction to the trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the securities of a series will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PGF may merge, amalgamate or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PGF or Petrobras in cases when PGF is the surviving entity in the transaction and the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole, it being understood that if PGF is not the surviving entity, PGF will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of assets to, any person (other than PGF or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PGF or Petrobras; or

•	any direct or indirect subsidiary of PGF may liquidate or dissolve if PGF determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PGF and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PGF or Petrobras.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Petrobras Section 9.02; PGF Section 9.02)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for changes described below under “Changes Not Requiring Approval.”. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Petrobras Sections 5.13 and 9.02; PGF Section 9.02)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the indenture to the description of the notes and the guarantee contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Petrobras Section 9.01; PGF Section 9.01)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Discharge.” (Petrobras Section 14.02; PGF Section 14.02)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Petrobras Section 1.04; PGF Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to, but excluding, the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or of any method deemed fair and appropriate to the trustee, pro rata, subject to the current rules and procedures of the applicable depositary. (Petrobras Section 11.03; PGF Section 11.03)

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to, but excluding, the repayment date. (Petrobras Section 11.04; PGF Section 11.04)

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Such notice may at our option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date. Any conditions precedent shall be described in such notice. We will give the notice in the manner described above under “Additional Mechanics—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated or organized. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is incorporated or organized, and the applicable date will be the date the entity became a successor. (Petrobras Section 11.08; PGF Section 11.08)

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion

Your debt securities may be convertible into or exchangeable for shares of Petrobras’ capital stock at your option or at our option, which may be represented by ADSs, or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Except as provided below and under the applicable prospectus supplement, PGF or Petrobras, as applicable, will make all payments of amounts due under the debt securities and the indenture and each other document entered into in connection with the debt securities and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PGF’s incorporation (currently the Netherlands) or any jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PGF or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PGF or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranty. In the case of payments by Petrobras, in order for a holder to be entitled to receive the additional amount, the holder must not be a resident of Brazil.

All references to principal, premium, if any, and interest in respect of the debt securities will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the debt securities.

PGF or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the holder has a connection with the taxing jurisdiction other than merely holding the debt securities or receiving principal or interest payments on the debt securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge;

•	the holder fails to present (where presentation is required) its debt securities within 30 calendar days after PGF or Petrobras, as applicable, has made available to the holder a payment under the debt securities and the indenture, provided that PGF or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to had the debt securities owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, Financial Transactions Tax (“FTT”), use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where the holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder; or

•	any combination of the above.

PGF or Petrobras, as applicable, shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a taxing jurisdiction from any payment under the debt securities or under any other document or instrument referred to in the indenture or from the execution, delivery, enforcement or registration of the debt securities or any other document or instrument referred to in the indenture. PGF or Petrobras, as applicable, shall indemnify and make whole the holders of the debt securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PGF or Petrobras as provided in this paragraph paid by such holder.

All payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”), and PGF or Petrobras, as applicable, will not be required to pay any additional amounts on account of any such deduction or withholding required.

Restrictive Covenants

Petrobras

The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras’ property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. (Petrobras Section 10)

PGF

Unless otherwise specified in the applicable prospectus supplement, PGF will be subject to the following covenants with respect to its debt securities:

Payment of Principal and Interest

PGF will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PGF) on the debt securities of a series in accordance with such securities and the indenture. (PGF Section 10.01)

Maintenance of Corporate Existence

PGF will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PGF’s board of directors determines that maintaining such rights and privileges is no longer desirable in the conduct of PGF’s business and is not disadvantageous in any material respect to holders. (PGF Section 10.02)

Maintenance of Office or Agency

So long as debt securities of a series are outstanding, PGF will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the debt securities of a series may be served. PGF will not change the designation of the office without prior written notice to the trustee and designating a replacement office in the same general location. If at any time PGF shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the trustee’s corporate trust office and PGF has appointed the trustee as its agent to receive all such presentations, surrenders, notices and demands. (PGF Section 10.03)

Ranking

PGF will ensure that its debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law). (PGF Section 10.04)

Statement by Managing Directors as to Default

PGF (and each other obligor on the debt securities of any series) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, a directors’ certificate, stating whether or not to the best knowledge of its signers thereof there is an event of default in connection with the performance and observance of any of the terms, provisions and conditions of the indenture or the debt securities of any series and, if there is such an event of default by PGF (or any obligor), specifying all such events of default and their nature and status of which the signers may have knowledge. (PGF Section 10.05)

Provision of Financial Statements and Reports

In the event that PGF files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in the Netherlands, the United States or elsewhere, PGF will furnish, a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports complies with PGF’s obligation to deliver such statements and reports to the trustee. The trustee does not have an obligation to determine if and when PGF's financial statements or reports are publicly available and accessible electronically.

Along with each such financial statement or report, if any, PGF will provide a directors’ certificate stating (i) that a review of PGF’s activities has been made during the period covered by such financial statements with a view to determining whether PGF has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PGF’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on directors’ certificates). (PGF Section 10.06)

Appointment to Fill a Vacancy in Office of Trustee

PGF, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the debt securities of any series. (PGF Section 10.07)

Payments and Paying Agents

PGF will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the debt securities of any series or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

All payments on the debt securities of any series will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions under “—Payment of Additional Amounts.” For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on us to withhold or deduct from a payment pursuant to FATCA. (PGF Section 10.08)

Negative Pledge

PGF will not create, incur or assume any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money or (ii) the indebtedness for borrowed money of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of a series or PGF provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. In addition, PGF will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money; (ii) any of the material subsidiary’s indebtedness for borrowed money or (iii) the indebtedness for borrowed money of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of any series to which the covenant applies or PGF or such material subsidiary provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. (PGF Section 10.11)

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would be a capital lease obligation).

A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PGF permitted lien” with respect to any series of debt securities issued means any:

(a)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PGF’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	lien arising from PGF’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PGF’s past practice;

(c)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)	lien granted upon or with respect to any assets hereafter acquired by PGF or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PGF or another wholly-owned subsidiary;

(f)	lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PGF or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g)	lien existing as of the date of the issuance of debt securities of such series;

(h)	lien resulting from the indenture or the guaranty, if any, with respect to the debt securities of such series;

(i)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PGF, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and

(k)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PGF Permitted Liens pursuant to another part of this definition of PGF permitted liens, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS) at any date as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

PGF may omit to comply with any term, provision or condition set forth in certain covenants applicable to the debt securities of a series or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority of the principal amount of the outstanding debt securities of a series waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PGF’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect. (PGF Section 10.09)

Additional restrictive covenants with respect to securities of PGF may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Petrobras Section 14.01; PGF Section 14.01)

Full Defeasance

If the applicable prospectus supplement states that full defeasance will apply to a particular series of debt securities, we will be legally released from any payment and other obligations on such debt securities, except for various obligations described below (called “full defeasance”), provided that we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of such series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid such debt securities ourselves.

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies;

•	to hold money for payment in trust; and

•	to indemnify the trustee according to the terms of the indenture.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, we can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to such debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of such debt securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture as it applies to the debt securities of a series and/or such debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Default and Related Matters—Events of Default”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Petrobras Sections 14.03 and 14.04; PGF Section 14.04)

Default and Related Matters

Ranking

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term event of default means any of the following:

•	We do not pay the principal on a debt security of a series within seven calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that seven-day period.

•	We do not pay interest or other amounts, including any additional amounts, on a debt security of a series within 30 calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that 30-day period.

•	We remain in breach of any covenant or any other term in respect of a debt security of a series issued under the indenture, or in a supplemental indenture, or, if applicable, under a guaranty for 60 calendar days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	In the case of any convertible security of Petrobras, it remains in default in the conversion of any security of such series for 30 days after it receives a notice of default stating that it is in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

•	The maturity of any indebtedness of PGF, Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or a material subsidiary of any indebtedness is not acceleration for this purpose.

•	In the case of Petrobras, if it is adjudicated or found bankrupt or insolvent or it is ordered by a court or pass a resolution to dissolve.

•	PGF, Petrobras or any material subsidiary stops paying or is generally unable to pay its debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, spin-off, merger, conveyance or transfer duly approved by the debt security holders of a series.

•	If proceedings are initiated against PGF, Petrobras or any material subsidiary it under any applicable liquidation, insolvency, composition, reorganization, winding up or any other similar laws, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of our undertakings or assets of PGF, Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days.

•	PGF, Petrobras or any material subsidiary voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or PGF, Petrobras or any material subsidiary enters into any composition or other similar arrangement with its creditors under applicable Brazilian law (such as a recuperação judicial or extrajudicial, which is a type of liquidation agreement).

•	PGF, Petrobras or any material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PGF, Petrobras or any material subsidiary, or PGF, Petrobras or any material subsidiary takes legal action for a readjustment or deferment of any part of our indebtedness.

•	An effective resolution is passed, or any authorized action is taken by any court of competent jurisdiction, directing PGF’s, Petrobras’ or any material subsidiary’s winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders of a series.

•	In the case of PGF, if any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	The debt securities of a series, the relevant indenture or, in the case of PGF, the related Petrobras guaranty, cease to be in full force and effect or binding and enforceable against PGF or Petrobras, or it becomes unlawful for PGF or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

•	PGF or Petrobras contests the enforceability of the debt securities of a series, the relevant indenture or the related guaranty, or denies that it has liability under any of the foregoing documents to which it is a party.

•	In the case of PGF, if Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PGF.

•	Any other event of default described in the applicable prospectus supplement occurs. (Petrobras Section 5.01; PGF Section 5.01)

For these purposes, “indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranty) for payment on or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would constitute a capital lease obligation).

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under the applicable law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Petrobras Section 5.02; PGF Section 5.02)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory security or indemnity from expenses and liability. (Petrobras Section 6.03; PGF Section 6.03) If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Petrobras Section 5.12; PGF Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity or security to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity or security.

•	The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Petrobras Section 5.07; PGF Section 5.07)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Petrobras Section 5.08; PGF Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Petrobras Section 10.05; PGF Section 10.05)

Regarding the Trustee

We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES

Petrobras may issue mandatorily convertible securities under which holders receive a specified number of its common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require Petrobras to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.

The applicable prospectus supplement will describe the material terms of the mandatory convertible securities. Reference will be made in the applicable prospectus supplement to the mandatory convertible securities, and, if applicable, collateral, depositary or custodial arrangements, relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities and Petrobras may issue warrants to purchase preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described In the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered form, and, if registered, where they may be transferred and registered;

•	the maximum or minimum number of debt warrants that you may exercise at any time; and

•	any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and Waiver

There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•	any reduction of the period of time during which the debt warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under “Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “Changes Requiring Your Approval” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval. The third type of change to the debt warrant agreement or debt warrants of any series does not require any vote or consent by the holders of debt warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the debt warrant agreement to the description of the debt warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt warrant certificates in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, spin off or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guaranty of our obligations. If the other company becomes legally responsible by a means other than a guaranty, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Additional Terms of the PGF Debt Warrants

Debt securities to be issued by PGF under the debt warrants and the PGF debt warrant agreement will be guaranteed by Petrobras. See “Description of the Guaranties.”

Equity Warrants

The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

Petrobras may issue warrants for the purchase of its equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Petrobras may issue equity warrants in connection with preemptive rights of its shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, Petrobras may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by Petrobras and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

•	the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

•	if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

•	whether the equity warrants will be in registered form;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.

Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver

There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

•	any reduction of the period of time during which the equity warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under “—Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Your Approval” or changes that would not adversely affect holders of equity warrants in any material respect.

Changes Not Requiring Approval. The third type of change to the equity warrant agreement or equity warrants of any series does not require any vote or consent by the holders of equity warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the equity warrant agreement to the description of the equity warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the equity warrant certificates in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, or spin off, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE GUARANTIES

The following description of the terms and provisions of the guaranties summarizes the general terms that will apply to each guaranty that Petrobras will deliver in connection with an issuance of debt securities or debt warrants by PGF. When PGF sells a series of its debt securities or debt warrants, Petrobras will execute and deliver a full and unconditional guaranty of that series of debt securities or debt warrants for the benefit of the holders of that series of debt securities or debt warrants. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such guaranty.

Pursuant to any guaranty, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PGF has failed to make the required payments under a series of debt securities and the PGF indenture or under the debt warrants and the PGF debt warrant agreement, to indemnify you for unpaid claims against PGF, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guaranty will be an amount equal to the amount of those claims plus interest and any applicable premium and additional amounts thereon from the date PGF was otherwise obligated to make its payments under the PGF indenture to the date Petrobras actually makes payment under the guaranty. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PGF indenture and the applicable terms of the debt securities or debt warrants. Petrobras may have the right to defer its obligation under the guaranty to make payments under certain circumstances described in the applicable prospectus supplement.

Only one guaranty will be issued by Petrobras in connection with the issuance of a series of debt securities or debt warrants by PGF. Unless the applicable prospectus supplement states otherwise, The Bank of New York Mellon will act as guaranty trustee under each guaranty.

A guaranty may include certain covenants and other provisions relating to Petrobras. The description of the applicable guaranty in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guaranty.

DESCRIPTION OF SHARES AND AMERICAN DEPOSITARY SHARES

Shares

For a description of Petrobras’ preferred shares and common shares see “Shareholders’ Rights” and “Corporate Governance” in the 2023 Form 20-F, incorporated herein by reference.

American Depositary Shares

Petrobras has listed on the New York Stock Exchange American Depositary Shares, also referred to as ADSs, representing Petrobras’ preferred shares and ADSs representing Petrobras’ common shares. The terms of the preferred shares ADSs and the common share ADSs are substantially identical, except for the class of underlying shares they represent. JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, registers and delivers the ADSs pursuant to the deposit agreement with respect to preferred shares ADS and the deposit agreement with respect to common shares ADS, in each case among Petrobras, JPMorgan, as depositary, and holders from time to time of preferred shares ADSs and common shares ADSs, respectively (as amended from time to time, the “deposit agreements”). Each ADS represents an ownership interest in two shares that are deposited with the principal São Paulo office of Banco Bradesco S.A., as custodian for the depositary. In the future, each ADS may also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of the depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In this description, references to ADRs will include the statements you will receive which reflect your ownership of ADSs. The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you are an ADR holder and hold your ADSs directly. If you have a beneficial ownership interest in ADSs but hold the ADSs through your broker or financial institution nominee, you are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreements solely through the ADR holder which holds the ADRs evidencing the ADSs owned by you, and the arrangements between you and such ADR holder may affect your ability to exercise any rights you may have. For all purposes under the deposit agreements, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name. The depositary’s only notification obligations under the deposit agreements shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the deposit agreements, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

As an ADR holder, Petrobras will not treat you as a shareholder of Petrobras and you will not have any shareholder rights. Brazilian law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreements. The obligations of Petrobras, the depositary and its agents are also set out in the deposit agreements. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The following is a summary of what we believe to be the material terms of the deposit agreements. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreements and the form of ADRs which contain the complete terms of the ADSs. Copies of the deposit agreements are on file with the SEC and incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

Petrobras may make various types of distributions with respect to its shares. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreements. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of shares under the deposit agreements. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying shares that your ADSs represent. See “Fees and Expenses” for a further description of any fees, charges and expenses that may be owing, including, without limitation, those related to the foreign exchange process.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto. Any fees, taxes and/or charges owing in connection with a share distribution will be collected from and/or owing by registered holders of ADSs.

•	Rights. In the case of a distribution of rights to subscribe for additional shares or other rights, if Petrobras timely provides evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if Petrobras does not timely furnish such evidence, the depositary may.

(i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing, in which case ADR holders will receive nothing and the rights may lapse. Petrobras has no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•	Elective Distributions in Cash or Shares. In the case of a dividend payable at the election of shareholders in cash or in additional shares, Petrobras will notify the depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) Petrobras shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreements including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may, after consultation with Petrobras (to the extent reasonably practicable) choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. If at any time the depositary shall determine that in its reasonable judgment any foreign currency received by it is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is not sought or, if sought, denied, the depositary may, subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the ADR holders entitled to receive the same; provided, however, that if requested in writing by an ADR holder entitled thereto, the depositary may, in its reasonable discretion, distribute the foreign currency, as promptly as practicable. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the ADR holders entitled thereto, the depositary shall make such conversion and distribution in U.S. dollars to the extent permissible to the ADR holders entitled thereto and may either so distribute or hold such balance (without liability for interest thereon) for the respective accounts of, the ADR holders entitled thereto for whom such conversion and distribution is not reasonably practicable; provided, however, that if requested in writing by an ADR holder entitled thereto and permitted by applicable law, the depositary may, in its discretion, distribute the foreign currency, as promptly as practicable. To the extent the depositary holds foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of ADR holders or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account and to the order of the depositary for the benefit of ADR holders, to the extent not prohibited by law. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreements. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreements continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreements, in the forms of ADRs and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreements be, the record holders only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreements, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and an ADR holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act:

•	temporary delays caused by closing Petrobras’ transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreements.

Record Dates

The depositary may, after consultation with Petrobras if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the deposit agreements.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice from Petrobras of any meeting at which the holders of shares are entitled to vote, or of Petrobras’ solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreements and distribute to the ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Brazilian law, rule or regulation and Petrobras’ constituent documents, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such ADR holder’s ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such ADR holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Petrobras’ shares.

Without limiting any of the foregoing, to the extent the depositary does not receive voting instructions with respect to any one or more ADSs, the depositary shall take such actions as are necessary, upon Petrobras’ written request and subject to applicable law and the terms of the shares, to cause the amount of shares represented by such ADSs to be counted for the purpose of satisfying applicable quorum requirements, provided, however that the depositary shall not represent or present for quorum purposes any deposited securities represented by ADSs for which voting instructions were not received unless and until the depositary has been provided with an opinion of Petrobras’ internal or external counsel, in form and substance reasonably satisfactory to the depositary. ADR holders and beneficial owners of ADSs are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Notwithstanding anything contained in the deposit agreements or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the ADR holders a notice that provides such ADR holders with, or otherwise publicizes to such ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that ADR holders and beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge and collect from each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by Petrobras or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 or less for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Petrobras or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to U.S.$0.05 per ADS held upon which any cash distribution made pursuant to the deposit agreements or in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional ADSs is made as a result of such elective dividend;

•	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the holding of foreign currency, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex, electronic and facsimile transmission and delivery charges incurred at your request or at the request of other parties in connection with the deposit or delivery of shares, ADRs or deposited securities;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreements.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For Brazilian reais, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on Petrobras, the depositary, ADR holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent Petrobras provides U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from Petrobras.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. Petrobras, and by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs, will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreements.

Petrobras will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between Petrobras and the depositary.

The fees and charges you may be required to pay may vary over time and may be changed by Petrobras and by the depositary. ADR holders will receive prior notice of the increase in any such fees and charges. The right of the depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreements.

The depositary may make available to Petrobras a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as Petrobras and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from ADS holders depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to ADS holders by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing ADS holders. The depositary will generally set off the amounts owing from distributions made to ADR holders. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the applicable ADR holder to the depositary and by holding or having held an ADR or any ADSs, the ADR holder and all beneficial owners of such ADSs, and all prior registered holders of such ADRs and prior beneficial owners of such ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify Petrobras, the depositary, its custodian and any of Petrobras’ or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If Petrobras takes certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of Petrobras’ assets, then the depositary may choose to, and shall if reasonably requested by Petrobras:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreements be amended?

Petrobras may agree with the depositary to amend the deposit agreements and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreements as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by Petrobras and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreements or the forms of ADRs to ensure compliance therewith, Petrobras and the depositary may amend or supplement the deposit agreements and the forms of ADRs (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreements be terminated?

The depositary may, and shall at Petrobras’ written direction, terminate the deposit agreements and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreements, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreements within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreements, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreements on the 60th day after Petrobras’ notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreements without notifying Petrobras, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of Petrobras’ bankruptcy or insolvency, (ii) if the shares cease to be listed on an internationally recognized stock exchange, (iii) if Petrobras effects (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities.

After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreements and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreements, without liability for interest, in trust for the pro rata benefit of the ADR holders who have not theretofore surrendered their ADRs. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreements and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, Petrobras shall be discharged from all obligations under the deposit agreements except for its obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, Petrobras or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreements;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreements and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreements.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary.

The deposit agreements expressly limit the obligations and liability of the depositary, Petrobras and each of Petrobras’ and the depositary’s respective agents, provided, however, that no provision of the deposit agreements is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act or the Exchange Act, to the extent applicable. The deposit agreements provide that neither Petrobras nor the depositary nor any such agent will be liable to ADR holders or beneficial owners of ADSs if:

•	any present or future law, rule, regulation, order or decree of the United States, the Federative Republic of Brazil or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of Petrobras’ constituent documents, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond Petrobras’, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreements or the ADRs provide shall be done or performed by Petrobras, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreements or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	it performs its obligations under the deposit agreements and ADRs without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, from Petrobras;

•	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties; or

•	for the inability of any ADR holder or beneficial owner of ADSs to benefit from, or participate in, any distribution, offering, right or other benefit which is made available to holders of shares but is not made available to ADR holders.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. The depositary and its agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in the depositary’s opinion may involve the depositary in expense or liability, if indemnity satisfactory to the depositary against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreements, any ADR holder or holders, any ADRs or otherwise related to the deposit agreements or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreements or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreements, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto.

Additionally, none of Petrobras, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner of ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide ADR holders or beneficial owners of ADSs, or any of them, with any information about Petrobras’ tax status. Neither Petrobras nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners of ADSs on account of their ownership or disposition of the ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the depositary is required to grant a discretionary proxy pursuant to the deposit agreements, or for the effect of any such vote. The depositary may rely upon instructions from Petrobras or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by Petrobras or on Petrobras’ behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreements or for the failure or timeliness of any notice from Petrobras. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary and its agents may own and deal in any class of securities of Petrobras and its affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities or Petrobras’ constituent documents may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements, including without limitation, requirements of Brazilian law, including the rules and requirements of the Brazilian Central Bank and ownership limitations and to comply with any reasonable instructions from Petrobras and requests in respect thereof, including, without limitation, requests for information as to the identity of any holder of an interest in an ADR and the nature of such interest, whether or not such ADR holder continues to hold such interest at the time of the request. Petrobras reserves the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of ADSs evidenced by the ADRs registered in such ADR holder’s name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit Petrobras to deal directly with the ADR holder and/or beneficial owner of ADSs as a holder of shares and, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. ADR holders may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of Petrobras’ business or a matter relating to the deposit agreements. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary, and the depositary may also close the issuance book portion of such register when reasonably requested by Petrobras solely in order to enable it to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreements, each ADR holder and each beneficial owner of ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreements will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreements and the applicable ADR or ADRs, and

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreements and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreements and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreements or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about Petrobras, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with Petrobras, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to Petrobras or the ADR holders or beneficial owners of ADSs may have interests, (v) nothing contained in the deposit agreements or any ADR shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary.

Governing Law and Consent to Jurisdiction

The deposit agreements and the ADRs are governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the of law principles thereof. In the deposit agreements, Petrobras has submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process.

By holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving Petrobras or the depositary, arising out of or based upon the deposit agreements, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in the Borough of Manhattan, New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding the foregoing, the depositary may, in its sole discretion, elect to institute any suit, action or proceeding against Petrobras based on the deposit agreements, the ADSs or the ADRs or the transactions contemplated thereby, in any state or federal court in the Borough of Manhattan, New York, New York, or, in the case of a suit, action or proceeding to enforce a New York based state or federal court ruling, order or judgment, in any competent court in the Federative Republic of Brazil and/or the United States.

Jury Trial Waiver

The deposit agreements provide that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner and/or holder of interests in ADSs) irrevocably waives the right to a jury trial in any suit, action or proceeding against Petrobras or the depositary directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs, the ADRs, the deposit agreements, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws. If Petrobras or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreements is not intended to be deemed a waiver by any ADR holder or beneficial owner of ADSs of Petrobras’ or the depositary’s compliance with the Securities Act or the Exchange Act, to the extent applicable.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) on behalf of the owners of such interests.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers; banks and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the issuer to the trustee and by the trustee (to the extent funded by the issuer) to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee, registrar, transfer agent or any paying agent have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Additional Mechanics—Payment and Paying Agents.”

Debt Securities Denominated in a Currency other than U.S. Dollars

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.

We will issue the debt securities as one or more global securities registered in the name of a common depositary for Clearstream and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the debt securities will be carried through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interest in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream and Euroclear

Clearstream has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of participants in Clearstream or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream and Euroclear.”

Certificated Debt Securities

We will issue debt securities to you in certificated registered form only if:

•	Clearstream or Euroclear is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a properly completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

•	you will not be entitled to receive a certificate representing our interest in the debt securities;

•	all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•	all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

SELLING SHAREHOLDERS

Petrobras may register for sale preferred shares and common shares, which may be represented by ADSs covered by this prospectus, for any selling shareholder to be named in a prospectus supplement, by filing a prospectus supplement with the SEC. Petrobras may register these securities to permit selling shareholders to resell their preferred shares and common shares, or ADSs representing any preferred shares or common shares, when they deem appropriate. Except as may be set forth in any prospectus supplement, the selling shareholders will pay all of the expenses in connection with the registration and the sale of the preferred shares and common shares, or ADSs representing any preferred shares or common shares, including selling commissions and certain fees and expenses of counsel and other advisors to the selling shareholders.

Petrobras will not receive any proceeds from the sale of preferred shares or common shares, or ADSs representing any preferred shares or common shares, by the selling shareholders.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by any selling shareholder to offer or sell any preferred shares or common shares, or ADSs representing any preferred shares or common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Petrobras cannot provide an estimate as to the number of preferred shares or common shares, or ADS representing any preferred shares or common shares, that will be held by any selling shareholder upon consummation of any offering or offerings covered by this prospectus because a selling shareholder may offer some, all or none of such shareholder’s preferred shares or common shares, or ADS representing any preferred shares or common shares, in any such offering or offerings.

Petrobras will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the preferred shares and common shares, or ADSs representing any preferred shares or common shares, to be sold by such selling shareholders.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholder, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholder from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and the selling shareholders may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we, the selling shareholders or dealers acting with us or the selling shareholders or on our behalf or on behalf of selling shareholders may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we and the selling shareholders may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We and the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we and the selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders, to indemnification by us and the selling shareholders against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

EXPERTS

With respect to (i) the unaudited condensed consolidated interim financial information of Petrobras as of June 30, 2024 and for the three-month and six-month periods ended June 30, 2024 and 2023, and (ii) the unaudited condensed consolidated interim financial information of Petrobras as of September 30, 2024 and for the three-month and nine-month periods ended September 30, 2024 and 2023, in each case incorporated by reference herein, KPMG Auditores Independentes Ltda. (“KPMG”), independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such financial information. However, their separate reports included in the Petrobras reports on Form 6-K furnished to the SEC on August 29, 2024 and November 8, 2024 and incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited condensed consolidated interim financial information. Accordingly, the degree of reliance on their reports on such financial information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited condensed consolidated interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Petrobras as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to the Annual Report on Form 20-F filed with the SEC on April 12, 2024 have been so incorporated in reliance on the reports of KPMG, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

Certain oil and gas reserve data incorporated by reference herein by reference to the 2023 Form 20-F were reviewed by DeGolyer and MacNaughton as indicated therein, in reliance upon the authority of such firm as expert in estimating proved oil and gas reserves.

VALIDITY OF SECURITIES

Heussen B.V., special Dutch counsel for PGF or any other law firm named in the applicable prospectus supplement, will pass upon the validity of the debt securities and debt warrants that may be issued by PGF as to certain matters of Dutch law.

Petrobras’ general counsel or acting general counsel will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties that may be issued by Petrobras as to certain matters of Brazilian law.

Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities, warrants, mandatory convertible securities and guaranties that may be issued by PGF or Petrobras as to certain matters of New York law.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Petrobras

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States.

Mr. Luiz Cristiano Oliveira de Andrade, Petrobras’ acting general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

•	it is not subject to appeal;

•	it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalization for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

Mr. Luiz Cristiano Oliveira de Andrade has also advised Petrobras that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil);

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching its gas and oil reserves, as Petrobras does not own any of the crude oil and natural gas reserves in Brazil. Under Brazilian law, the Brazilian government owns all crude oil and natural gas reserves in Brazil;

•	The Brazilian law that regulates judicial and extrajudicial reorganization and liquidation of business companies is not applicable to mixed capital companies (Article 2 of the Law nº 11.101/2005), such as Petrobras, and does not provide whether the Federal Government of Brazil is liable for Petrobras’ obligations in the event of bankruptcy; and certain of Petrobras’ exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’ concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution; and

•	Certain of Petrobras’ exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’ concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

PGF

PGF is duly incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. All of the directors of PGF reside outside the United States. PGF has no assets and all or a substantial portion of the assets of PGF’s directors are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PGF or such persons or to enforce, in the United States courts, judgment against PGF or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

PGF has been advised by its special Dutch counsel, Heussen B.V., that a judgment rendered by a federal or state court in New York, or a “New York Court,” cannot be enforced in the Netherlands for the reason that the United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. In order to obtain a judgment that can be enforced in the Netherlands, the dispute will have to be re-litigated before the competent Dutch court. If a person has obtained a final and conclusive judgment for the payment of money rendered by the New York Court which is enforceable in the United States, the person will be required to file its claim with the court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgement rendered by the New York Court. The Dutch court will have discretion to attach such weight to this final judgment as it deems appropriate. The Dutch court can be expected to adjudicate substantial importance to such judgment without full re-examination or full re-litigation of the substantive matters adjudicated thereby (marginale toetsing), to the extent (i) the New York Court accepted jurisdiction in the matter on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court have complied with the principles proper procedure and fair trail (behoorlijke rechtspleging), (iii) such judgment does not conflict with the public policy (openbare orde) of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

The enforcement in a Dutch court of judgments rendered by a court in The United States is subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in Euro at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of remedies available in the Dutch courts. The taking of current proceedings in more than one jurisdiction may be disallowed by the Dutch courts, but such courts have the power to stay proceedings if concurrent proceedings are being brought elsewhere.

Subject to the foregoing and service of process in accordance with applicable treaties and rules, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable and, in particular, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the Netherlands. In addition, there can be no assurance that a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 11 Wall St, New York, New York 10005.

Preferred shares and common shares of Petrobras, each represented by ADSs, are listed on the New York Stock Exchange under the symbols “PBRA” and “PBR,” respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

Petrobras is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

1.	The Petrobras Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 12, 2024.

2.	The Petrobras Report on Form 6-K furnished to the SEC on August 9, 2024, film number 241190833, containing Petrobras’ unaudited condensed consolidated interim financial statements in U.S. dollars as of June 30, 2024, and for the three-month and six-month periods ended June 30, 2024 and 2023, prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board, as amended by the Petrobras Report on Form 6-K/A furnished to the SEC on August 29, 2024, containing the Interactive Data File relating to such unaudited condensed consolidated interim financial statements.

3.	The Petrobras Report on Form 6-K furnished to the SEC on November 8, 2024, film number 241438235, containing Petrobras’ unaudited condensed consolidated interim financial statements in U.S. dollars as of September 30, 2024, and for the three-month and nine-month periods ended September 30, 2024 and 2023, prepared and presented in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board.

4.	The Petrobras Report on Form 6-K furnished to the SEC on November 25, 2024, film number 241494698, containing a discussion of Petrobras’ financial information and results in U.S. dollars as of September 30, 2024, and for the nine-month periods ended September 30, 2024 and 2023.

5.	Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC after the date of this prospectus that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’ Investor Relations Department located at Av. Henrique Valadares, 28 – 9th floor – 20231-030 – Rio de Janeiro, RJ, Attention: Investor Relations Department (telephone: + 55 (21) 3224-1510/+ 55 (21) 3224-9947; e-mail: petroinvest@petrobras.com.br).